                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy            [ ] Confidential, for Use of the
Statement                        Commission Only (as permitted by
                                 Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                      HEALTH CARE PROPERTY INVESTORS, INC.

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing Party:

   (4) Date Filed:

Notes:

                      HEALTH CARE PROPERTY INVESTORS, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 2000

     Our annual meeting of stockholders will be held in the Cabrillo Room of the Four Seasons Hotel, 690 Newport Center Drive, Newport Beach, California 92660 on Tuesday, May 9, 2000, at 9:30 a.m., California time, for the purposes of:

     (1) electing three directors,

     (2) approving the 2000 Stock Incentive Plan,

     (3) ratifying the selection of Arthur Andersen LLP as independent accountants for the fiscal year ending December 31, 2000, and

     (4) transacting such other business as may properly come before the meeting.

     Only those stockholders whose names appear on our books as owning our common stock at the close of business on March 7, 2000, are entitled to notice of, and to vote at, our annual meeting or any adjournment or adjournments of our annual meeting.

     You are cordially invited to attend the meeting in person. Whether or not you expect to attend this meeting, please sign and date the enclosed proxy and return it as promptly as possible in the enclosed self-addressed, postage-prepaid envelope. If you attend the annual meeting and wish to vote in person, your proxy will not be used.

                                          By Order of the Board of Directors

                                   /s/ EDWARD J. HENNING
                                          Edward J. Henning
                                          Corporate Secretary

Newport Beach, California
March 30, 2000

                      HEALTH CARE PROPERTY INVESTORS, INC.
                            ------------------------

                                PROXY STATEMENT

     This proxy statement is furnished to our stockholders in connection with our Board of Directors' solicitation of proxies for use at the annual meeting of stockholders to be held on May 9, 2000, and at any and all adjournments of our annual meeting. Our principal executive offices are located at 4675 MacArthur Court, Suite 900, Newport Beach, California, 92660. The approximate date on which this proxy statement and form of proxy solicited on behalf of the Board of Directors will be sent to our stockholders is March 30, 2000.

     On March 7, 2000, the record date for the determination of which stockholders are entitled to notice of, and to vote at, our annual meeting, HCPI had 51,253,192 shares of common stock outstanding. Each such share is entitled to one vote on all matters properly brought before the meeting. Stockholders are not permitted to cumulate their shares for the purpose of electing directors or otherwise.

     You may revoke the enclosed proxy at any time before it is exercised. If you attend the meeting and vote in person your proxy will not be used.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of March 1, 2000, with respect to each person who is known by HCPI to own beneficially more than 5% of our common stock and with respect to the common stock owned beneficially by all directors and executive officers of HCPI as a group.

                                                                                 SHARES BENEFICIALLY OWNED
                                                                             ----------------------------------
                                                                              AMOUNT AND NATURE OF     PERCENT
          NAME OF BENEFICIAL OWNER             ADDRESS OF BENEFICIAL OWNER   BENEFICIAL OWNERSHIP(1)   OF CLASS
          ------------------------             ---------------------------   -----------------------   --------
Cohen & Steers Capital Management, Inc. .....  757 Third Avenue                     4,053,800(2)         7.86%
                                               New York, NY 10017
Franklin Resources, Inc......................  777 Mariners Island                  2,750,502(3)          5.3%
                                               Boulevard
                                               San Mateo, CA 94404
Capital Research & Management Company........  333 South Hope Street                2,606,500(4)          5.1%
                                               Los Angeles, CA 90071
All directors and executive officers as a
group
(11 persons).................................                                        1,559,415            2.8%(5)

---------------
(1) Nature of beneficial ownership is voting and/or investment power.

(2) Based on information set forth in a Schedule 13G filed by Cohen & Steers Capital Management, Inc. on February 10, 2000.

(3) According to a Schedule 13G filed by Franklin Resources, Inc. on January 19, 2000, represents shares owned by one or more investment companies or other managed accounts which are advised by investment advisory subsidiaries of Franklin Resources, Inc. The investment advisory subsidiaries of Franklin Resources, Inc. exercise voting and dispositive power over the securities owned by the advisory clients.

(4) According to a Schedule 13G filed on February 10, 2000, Capital Research & Management Company, an investment adviser registered under the Investment Advisers Act of 1940, is deemed to be the beneficial owner as a result of acting as investment adviser to various investment companies. Capital Research & Management Company disclaims beneficial ownership pursuant to Rule 13d-4 of the Securities Exchange Act of 1934.

(5) Includes 1,039,660 shares purchasable within 60 days upon exercise of outstanding stock options.

                             ELECTION OF DIRECTORS
                               (PROXY ITEM NO. 1)

     Pursuant to our articles of incorporation, the directors have been divided into three classes, each being elected to hold office for a term of three years and until their respective successors have been duly elected and qualified. At the annual meeting, three directors will be elected in one class to hold office for a term of three years and, in each case, until their respective successors have been duly elected and qualified. The remaining directors shall continue in office until their respective terms expire and until successors have been duly elected and qualified.

     The nominees for election to the three positions of director to be voted upon at our annual meeting are Robert R. Fanning, Jr., Michael D. McKee and Harold M. Messmer, Jr. Unless you specifically withhold authority in the attached proxy for the election of these three directors, the persons named in the attached proxy intend to vote for the election of Messrs. Fanning, McKee and Messmer to hold office as directors for a term of three years each and until their respective successors have been duly elected and qualified.

     If any nominee becomes unavailable for any reason (which event is not anticipated), the shares that you vote by returning the enclosed proxy may be voted for such other person or persons as may be determined by the holders of such proxies unless your proxy contains instructions to the contrary. In no event will your proxy be voted for more than three nominees.

                        BOARD OF DIRECTORS AND OFFICERS

     The following table sets forth HCPI's executive officers, nominees for election as directors and the other persons whose terms as directors continue after our annual meeting. With respect to these individuals, HCPI has provided information regarding their principal occupations for the past five years or more, their ages, their positions and offices with HCPI, information as to their terms in office as directors, and the number of shares of our common stock owned beneficially by them on March 1, 2000:

                                                                      SHARES BENEFICIALLY OWNED(1)
                                                                    --------------------------------
                                                                    NUMBER     NUMBER OF    PERCENT
                                               FIRST      TERM        OF        OPTION         OF
                NAME                   AGE    ELECTED    EXPIRES    SHARES     SHARES(2)    CLASS(3)
                ----                   ---    -------    -------    -------    ---------    --------
Paul V. Colony.......................  60      1988       2001       23,900      35,000           (4)
Robert R. Fanning, Jr................  57      1985       2000        8,593      56,500           (4)
Devasis Ghose........................  46...     --         --       24,725      64,080           (4)
Edward J. Henning....................  46        --         --       17,775      66,650           (4)
Stephen R. Maulbetsch................  42        --         --       27,680      52,790           (4)
Michael D. McKee.....................  54      1989       2000       20,650      13,000           (4)
Orville E. Melby.....................  78      1985       2002       14,500      45,000           (4)
Harold M. Messmer, Jr................  54      1985       2000       64,400(5)   21,000           (4)
James G. Reynolds....................  48        --         --       71,240     143,200           (4)
Peter L. Rhein.......................  58      1985       2001       28,200      45,000           (4)
Kenneth B. Roath.....................  64      1986       2002      218,092     497,440       1.36%

---------------
(1) Except as otherwise noted below, all shares are owned beneficially by the individual listed with voting and/or investment power.

(2) Consists of shares purchasable within 60 days upon exercise of outstanding stock options.

(3) For purposes of computing the percentages, the number of shares outstanding includes shares purchasable within 60 days upon exercise of outstanding stock options.

(4) Less than 1%.

(5) Includes 7,600 shares held as custodian for his children.

     Mr. Colony is a director and has been associated in various capacities with the insurance firm of Alexander & Alexander, Inc., now Aon Worldwide Resources, for over 30 years. He is presently Vice Chairman of Aon Worldwide Resources and Chairman, Advisory Board of Aon Risk Services Companies, Inc.

     Mr. Fanning is a director and has been President of Northeast Health Systems, Inc. since July 1983 and Beverly Hospital Corporation, now Northeast Hospital Corporation, since 1980. Mr. Fanning has been a member of the Massachusetts Health and Educational Facilities Authority since 1985 and Chairman of the Authority since 1993. He currently serves as a Director of Warren Bancorp, Inc. and is a past Chairman of the American College of Healthcare Executives.

     Mr. Ghose has been Senior Vice President -- Finance and Treasurer of HCPI since January 1995 and has been in various positions with HCPI since 1986.

     Mr. Henning became Senior Vice President, General Counsel and Corporate Secretary of HCPI in January 1995 and joined HCPI in May 1994 as Vice President, Senior Legal Counsel and Corporate

Secretary. Mr. Henning was Vice President and Legal Counsel for Weyerhaeuser Mortgage Company from 1992 to 1994 and prior thereto was an attorney with the law firm of Latham & Watkins from 1984 to 1992.

     Mr. Maulbetsch has been employed by HCPI since September 1985 and became Senior Vice President -- Property and Acquisition Analysis in January 1995, which title changed to Senior Vice President -- Acquisitions in January 1998.

     Mr. McKee is a director and Vice Chairman of The Irvine Company and has been Executive Vice President of The Irvine Company since April 1994 where he also serves as its Chief Financial Officer and a member of its Board of Directors. Prior thereto, he was a partner with the law firm of Latham & Watkins from January 1986 to April 1994. Mr. McKee is also a Director of Realty Income Corporation and Mandalay Resort Group, formerly Circus Circus Enterprises, Inc., both of which are NYSE listed companies.

     Mr. Melby is a director and retired Vice Chairman of Rainier National Bank (which was subsequently acquired by Bank of America) where he served from 1974 through 1986. Prior to his service with Rainier, Mr. Melby was Treasurer and later Vice President of Sales and Contracts of the Boeing Company.

     Mr. Messmer is a director and has been Chairman, Chief Executive Officer and President of Robert Half International Inc., a NYSE listed company, since July 1986. Mr. Messmer is also a Director of Airborne Freight Corporation and Spieker Properties, Inc., both of which are NYSE listed companies.

     Mr. Reynolds became Executive Vice President of HCPI in January 1995 and also serves as its Chief Financial Officer. He has been employed with HCPI since its inception in 1985 and served as Senior Vice President beginning in 1988.

     Mr. Rhein is a director and has been a general partner of Sarlot and Rhein, a real estate investment and development partnership, since 1967. From August 1970 until May 1984 he was employed in various capacities by Wells Fargo Realty Advisors and its affiliates. From 1976 until May 1984 he was Vice President, Treasurer and Chief Financial Officer of Wells Fargo Mortgage and Equity Trust, a real estate investment trust. Mr. Rhein is a Certified Public Accountant.

     Mr. Roath is Chairman of the Board of Directors and became President and Chief Executive Officer of HCPI in May 1988, having previously served as President and Chief Operating Officer since the inception of HCPI in 1985. Mr. Roath is a past Chairman of the National Association of Real Estate Investment Trusts, Inc. and also serves as a Special Member of its Board of Governors and is a former member of the Executive Committee. He is a Director of Franchise Finance Corporation of America and Arden Realty, Inc., both of which are NYSE listed companies. Mr. Roath also serves as Chairman for the Burnham Institute (formerly the La Jolla Cancer Research Foundation) and as a Trustee of the California Museum of Science and Industry.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors held nine meetings during 1999. During that period, no incumbent director attended fewer than 78% of the total number of meetings of the Board and of committees of the Board on which he served.

     The Board of Directors has an audit committee, an investment committee and a compensation committee.

     The audit committee is comprised of Messrs. McKee, Messmer and Rhein. The audit committee held two meetings during 1999. The audit committee is authorized to:

     - select the independent accountants to serve HCPI for the ensuing year, subject to stockholder approval;

     - review with the independent accountants the scope and results of the audit;

     - review management's evaluation of HCPI's system of internal controls; and

     - review non-audit professional services provided by the independent accountants and the range of audit and non-audit fees.

     To ensure independence of the audit, the audit committee consults separately and jointly with the independent accountants and management. The audit committee intends to adopt a new charter that will meet the recently adopted requirements of the New York Stock Exchange.

     The investment committee is comprised of Messrs. Fanning, Melby, Rhein and Roath. The investment committee held three meetings during 1999. The investment committee is authorized to approve all real estate acquisitions and other investments and any financing activity related to a real estate acquisition.

     The compensation committee, which held one meeting during 1999, is comprised of outside directors of the Board who are not employees of the Company. This committee is currently comprised of Messrs. Colony, Melby and Messmer. The compensation committee is responsible for the administration of HCPI's employee benefit plans and is authorized to determine the persons eligible to participate in any of the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised. The compensation committee also reviews and approves the compensation of HCPI's executive officers and determines the general compensation policy for HCPI.

BOARD OF DIRECTORS COMPENSATION

     HCPI currently pays each non-employee outside director:

          (1) a fee of $24,000 per year for services as a director,

          (2) $1,000 for attendance in person at each meeting of the Board of Directors or any committee meeting, and

          (3) $500 for participation in any telephonic Board of Directors meeting or committee meeting, when such meeting lasts longer than one-half hour.

     In addition, HCPI reimburses the outside directors for travel expenses incurred in connection with their duties as directors of HCPI. Inside directors, who are employees of HCPI, do not receive any fees for serving on the Board or for attending meetings.

     Non-employee outside directors also participate in the Second Amended and Restated Directors Stock Incentive Plan, which was adopted by HCPI and approved by stockholders in April 1997. Under the Directors Stock Incentive Plan, on the last Thursday of April of each year, HCPI grants to each outside director 400 shares of restricted common stock and non-qualified options to acquire 7,000 shares of common stock. In addition, for any year in which HCPI's total return to shareholders exceeds by three percentage points the total return of the health care equity segment of the National Association of Real Estate Investment Trusts (NAREIT), outside directors are granted an additional 3,000 options to purchase common stock. HCPI's total return is defined in the Directors Stock Incentive Plan as (A) the sum of
(1) the fair market value of HCPI's common stock as of December 31 of the year in question minus the fair market value of the common stock as of January 1 of that year, plus (2) the aggregate dividends paid to stockholders during that year, divided by (B) the fair market value of HCPI's common stock as of January 1 of that year. The total return of the NAREIT health care equity segment is defined as the average total return of companies in the NAREIT health care equity segment as published by NAREIT.

     Options granted as part of the 7,000 annual grant and the 3,000 performance-based grant, if any, are exercisable one year after the date of grant and expire not later than 10 years from the date of grant. The exercise price of the options is equal to the per share market value of HCPI's common stock on the date of grant. The directors' restricted stock vests ratably over four years and is subject to forfeiture if the outside director's membership on the Board is terminated other than under certain circumstances.

     In April 1999, HCPI granted 400 shares of restricted common stock and options to acquire 7,000 shares of common stock at an exercise price of $30.75 to Messrs. Colony, Fanning, McKee, Melby, Messmer and Rhein. Subsequent to May 1999 HCPI determined that the outside directors were eligible for the 3,000 performance option grant for 1998 based upon the company's total return to shareholders as compared to the total return of the health care equity segment of the NAREIT index during 1998. In April 2000, outside directors Colony, Fanning, McKee, Melby, Messmer and Rhein will each be granted 3,000 performance options in respect of performance for 1998. In January 2000, HCPI adopted an amendment to the Second Amended and Restated Directors Stock Incentive Plan that provided that any directors serving on the Board as of January 4, 2000 would be immediately granted an option to acquire 21,000 shares of common stock (the "Special Option") in lieu of yearly grants of an option to acquire 7,000 shares of common stock in April of 2000, 2001 and 2002. The Special Option is exercisable in one-third cumulative installments over three years (i.e., 7,000 shares on the last Thursday in April 2001, 7,000 shares on the last Thursday in April 2002 and 7,000 shares on the last Thursday in April 2003). The exercise price for the Special Option is $23.875, the fair market value of the common stock as of January 4, 2000. In order to exercise any of the one-third installments of the Special Option, the directors must be serving on the Board one-year prior to the specified exercise date. Messrs. Colony, Fanning, McKee, Melby, Messmer and Rhein were each granted a Special Option, and will receive grants of 400 shares of restricted stock in April 2000. Based upon HCPI's 1999 performance as compared to the health care equity segment of NAREIT, Messrs. Colony, Fanning, McKee, Melby, Messmer and Rhein will also each receive 3,000 performance-based options. Although the existing outside directors will not receive the 7,000 option grants in April 2000, 2001 or 2002, any newly appointed directors to the Board will be eligible for the 7,000 option grant and beginning in 2003, HCPI intends to resume yearly 7,000 option grants to any existing directors who are then members of the Board of Directors.

     Amended and Restated Director Deferred Compensation Plan. In January 1996, HCPI adopted an Amended and Restated Director Deferred Compensation Plan that permits the outside directors to elect to defer fees and retainers. Compensation deferred under the Director Deferred Compensation Plan is payable to a participating director upon:

     - his or her retirement,

     - death,

     - disability,

     - upon the occurrence of a substantial hardship in the sole discretion of the compensation committee, or

     - at such earlier date as may be designated by the director at the time of election to participate in the plan.

Each director participating in the Director Deferred Compensation Plan elects the amount of deferred compensation to be credited to:

          (1) an interest rate account wherein the deferred amount will accrue interest at a rate equal to the prime rate of Bank of New York minus one percent, or

          (2) a stock credit account wherein the deferred amount is treated as if it were invested in HCPI common stock with the account increasing for dividends paid, and increasing or decreasing with changes in the price of the common stock.

     In 1997 the Director deferred compensation plan was amended to provide for the creation of retirement benefit stock accounts and interest accounts in order to accommodate the transfer of the directors' accrued benefits under the old retirement plan for outside directors into the Director Deferred Compensation Plan. These new retirement benefit stock accounts and interest accounts are substantially identical to the stock credit accounts and the interest rate accounts described above, except that amounts available in the retirement benefit stock accounts and interest accounts will be paid only after the director's retirement from the Board of Directors. Under the Director Deferred Compensation Plan, a director may periodically transfer amounts between the retirement benefit stock account and interest account or between the stock credit account and interest rate account subject to certain restrictions, including that the transfers not be made more often than every six months. As of December 31, 1999, the participating directors had allocated in the aggregate $940,000 to their retirement benefit stock accounts, $1,060,000 to their deferred compensation stock accounts and $225,000 to their deferred compensation interest accounts.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM COMPENSATION
                                                    ANNUAL COMPENSATION                ----------------------------------------
                                        --------------------------------------------    RESTRICTED
                                                                      OTHER ANNUAL        STOCK        STOCK       ALL OTHER
     NAME AND PRINCIPAL POSITION        YEAR    SALARY    BONUS(1)   COMPENSATION(2)   AWARDS(3)(4)   OPTIONS   COMPENSATION(5)
     ---------------------------        ----   --------   --------   ---------------   ------------   -------   ---------------
Kenneth B. Roath......................  1999   $475,000   $486,400                       $778,100     370,000       $30,000
  Chairman, President                   1998    440,000    461,000                        799,200     250,000        30,000
  and Chief Executive Officer           1997    422,800    428,000                        635,000(6)  100,000        28,000
James G. Reynolds.....................  1999    290,000    270,500                        337,200     250,000        20,000
  Executive Vice President              1998    271,700    213,000      $197,000          194,300      85,000        20,000
  and Chief Financial Officer           1997    261,200    200,000                        135,200      38,000        18,000
Edward J. Henning.....................  1999    202,000    150,200                        181,600     175,000        17,000
  Senior Vice President,                1998    190,000     68,000                        124,900      52,000        19,000
  General Counsel and                   1997    182,200     63,000                        106,200      30,000        16,000
  Corporate Secretary
Devasis Ghose.........................  1999    185,000    119,500                        181,600     150,000        17,000
  Senior Vice President --              1998    159,500     55,000       105,000          111,000      46,000        19,000
  Finance and Treasurer                 1997    147,500     46,000                         88,800      28,000        16,000
Stephen R. Maulbetsch.................  1999    171,000    131,300                        168,600     140,000        15,000
  Senior Vice President --              1998    145,000     63,000        72,000           97,000      40,000        17,000
  Acquisitions                          1997    130,000     43,370                         77,300      20,000        15,000

---------------
(1) Bonuses are paid at the end of a fiscal year or the beginning of the following fiscal year for the indicated year's performance.

(2) Includes amounts paid to Messrs. Reynolds, Ghose and Maulbetsch in 1998 to reimburse these individuals for expenses incurred for moving their personal residences when the Company moved its headquarters, in the amounts of $188,000, $100,000 and $72,000, respectively.

(3) Other than Mr. Roath's May 1997 restricted stock grant discussed in footnote 6 below and a May 1995 restricted stock grant to Mr. Roath of 30,000 shares which vested 40% after two years and 20% per year thereafter, restricted stock awards vest ratably over five years. The table below shows:

     - the amounts of all restricted stock held at December 31, 1999,

     - the value of such restricted stock (calculated by multiplying the amount of restricted stock by the closing market price of $23.875 on the last trading day of 1999), and

     - total restricted stock awards granted for the past three years.

     Dividends are paid on the restricted shares at the same rate as on all other shares of common stock of HCPI. Such dividends are not included in the summary compensation table.

                                                                             RESTRICTED STOCK
                                 NUMBER OF SHARES        VALUE OF          GRANTS WITH RESPECT
                                   OF RESTRICTED        RESTRICTED          TO INDICATED YEAR
                                     STOCK AT            STOCK AT        ------------------------
                                 DECEMBER 31, 1999   DECEMBER 31, 1999    1997     1998     1999
                                 -----------------   -----------------   ------   ------   ------
Kenneth B. Roath...............       56,400            $1,346,600       15,000   28,800   30,000
James G. Reynolds..............       15,300               365,300        3,500    7,000   13,000
Edward J. Henning..............       10,775               257,300        2,750    4,500    7,000
Devasis Ghose..................        9,965               214,000        2,300    4,000    7,000
Stephen R. Maulbetsch..........        8,000               191,000        2,000    3,500    6,500

(4) Long-term incentive stock award amounts have been calculated based upon the closing market price as of the date of grant.

(5) These amounts represent HCPI's contributions to HCPI's 401(k) plan and, for Mr. Roath only, also includes the value of $10,000 of premiums paid in 1999 by HCPI for Mr. Roath's term life insurance. HCPI is not the beneficiary of this life insurance policy and the premiums that HCPI pays are taxable as income to Mr. Roath.

(6) On May 1, 1997, the compensation committee awarded 1,692 shares of restricted stock to Mr. Roath, having a market value on the grant date of $55,800. This restricted stock grant vested on May 1, 1998. The remainder of the amount reported reflects the January 1998 grants of restricted stock for 1997 performance in connection with HCPI's annual year-end review of compensation.

     Employment Agreement. On April 28, 1988, HCPI entered into an employment agreement with Kenneth B. Roath, which was amended as of January 31, 1991. The term of the employment agreement was for three years and is automatically extended for an additional year on the last day of January of each year unless earlier terminated pursuant to the terms of the agreement. The employment agreement provides for a base salary to be adjusted annually at the discretion of the Board of Directors, but at a minimum to reflect increases in the Consumer Price Index. The employment agreement also provides for bonus compensation. The employment agreement also provides that HCPI will pay the premiums for a term life insurance policy in the amount of $2,000,000 insuring Mr. Roath's life with a beneficiary named by Mr. Roath. If Mr. Roath's employment is terminated in connection with a change in control or without cause, he is entitled to receive in severance pay either:

     - his then annual base salary through the remaining term of the employment agreement, plus an amount equal to two times the average annual bonus earned by Mr. Roath in the two years immediately preceding the date of termination, minus the amount of compensation that he receives from a new employer during what would have been the remainder of his term of employment with HCPI, or

     - upon thirty (30) days' written notice, a lump sum equal to the present value of the flow of cash payments that he would otherwise have been paid, but in no event shall payment be less than 2.5 or 1.5 times base salary for the applicable period for termination due to change in control or without cause, respectively.

COMPENSATION PURSUANT TO PLANS

     Section 401(k) Plan. In 1988, HCPI adopted a tax-qualified cash or deferred profit-sharing plan. Under the profit-sharing plan, which covers all HCPI employees after they have completed one year of service, employees may elect to reduce their current compensation up to a maximum of $10,000 for 1999 and $10,500 for 2000 and have the amount of the reduction contributed to the profit sharing plan. HCPI also contributes to the profit-sharing plan an amount equal to the lesser of $6,400 for 1999 and $6,800 for 2000 or 4% of such employee's compensation if such employee's contribution to the profit-sharing plan is at least the lesser of 3% of his compensation or the maximum contribution allowable by law. The employee's right to retain HCPI's contributions vests at the rate of 20% per year, beginning after the employee has been in the profit sharing plan for one year. The profit sharing plan is intended to qualify under section 401 of the internal revenue code so that contributions by employees or by HCPI are not taxable to employees until withdrawn from the profit sharing plan, and so that contributions by HCPI will be deductible by HCPI when made. For the fiscal year ended December 31, 1999, HCPI made contributions to the profit sharing plan, including section 401(a) contributions discussed below, as follows:
$89,000 on behalf of its five most highly compensated executive officers each of whose total remuneration exceeded $60,000 during such fiscal year; and $215,000 on behalf of all employees as a group. At December 31, 1999, 22 of the 35 employees of HCPI were participants in the profit-sharing plan.

     In 1993, the compensation committee adopted an amendment to the profit-sharing plan to provide for a section 401(a) profit sharing contribution as provided for in the Internal Revenue Code. Contributions under the profit-sharing plan are subject to various limitations under the Internal Revenue Code. Maximum combined employee and employer 401(k) and 401(a) contributions were limited to the lesser of 25% of taxable compensation or $30,000 per person in 1999.

     Supplemental Executive Retirement Plan. On May 1, 1988, the Board of Directors adopted a Supplemental Executive Retirement Plan, amended effective January 1, 1993, which provides certain executives selected by the compensation committee with supplemental deferred benefits in the form of retirement payments for life. Currently, the compensation committee has selected Kenneth B. Roath to be a participant.

     The annual retirement benefit available to a participant under the Executive Retirement Plan varies according to:

          (1) the age of the participant at retirement, with the youngest retirement age being 55, and

          (2) the number of years the participant has served HCPI, with minimum service being five years.

     The normal retirement benefit payable to a participant will equal 30% of his final average earnings plus 4% of his average annual earnings multiplied by years of service after age 60 (not to exceed five years). Final average earnings are defined under the Executive Retirement Plan to mean the average of the three highest, not necessarily consecutive, years' earnings. Under the Executive Retirement Plan, a participant's earnings include total annual cash compensation, including base salary and bonus incentive awards, and deferred cash compensation, including 401(a) contributions made by HCPI under the profit-sharing plan described above. If a participant retires before age 65, his benefits may be subject to reduction for early retirement.

     The Executive Retirement Plan benefit is reduced by 100% of any retirement employee benefit received from any of HCPI's other retirement plans available to a participant (other than section 401(a) and employee section 401(k) contributions) and Social Security. In the event of death of a participant after retirement, 50% of the benefit earned by the participant will be paid to the surviving spouse for life and if survived by dependent children, each such child will receive a benefit equal to $1,500 per month until age 18, or age 25 if a full time student. In the event of a participant's death prior to retirement, the participant's surviving spouse will be paid the participant's retirement benefit as if the participant had retired the day before his or her death.

     The table below indicates for a range of final average earnings, anticipated annual benefits payable if Mr. Roath retired and chose to receive benefits at age 64 or age 65:

                ANTICIPATED ANNUAL BENEFITS AT AGES LISTED BELOW

                FINAL AVERAGE EARNINGS                      64          65
                ----------------------                   --------    --------
$885,000...............................................  $387,000    $443,000
 935,000...............................................   409,000     468,000
 985,000...............................................   430,000     493,000

     A life insurance policy has been purchased on the life of Mr. Roath naming HCPI as sole beneficiary to provide for a portion of the obligations under the Executive Retirement Plan. The policy is designed so that HCPI will recover a portion of its executive retirement plan payments plus a factor for the use of its money.

     HCPI believes that the Executive Retirement Plan aids in the ability to attract, retain, motivate and provide financial security to management employees who render valuable services to HCPI.

         OPTION GRANTS IN JANUARY 2000 WITH RESPECT TO 1999 PERFORMANCE

                                                       PERCENTAGE      EXERCISE
                                         OPTIONS        OF TOTAL       PRICE(2)   EXPIRATION
                 NAME                   GRANTED(1)   OPTIONS GRANTED    ($/SH)       DATE      VALUATION(3)
                 ----                   ----------   ---------------   --------   ----------   ------------
Kenneth B. Roath......................   370,000         30.38%        $23.875    01/4/2010      $177,600
James G. Reynolds.....................   250,000         20.53%         23.875    01/4/2010       115,000
Edward J. Henning.....................   175,000         14.37%         23.875    01/4/2010        80,500
Devasis Ghose.........................   150,000         12.32%         23.875    01/4/2010        69,000
Stephen R. Maulbetsch.................   140,000         11.49%         23.875    01/4/2010        64,400

---------------
(1) The option granted to Mr. Roath vests over five years in equal installments of 20% of the shares subject to the option per year. The options granted to Messrs. Reynolds, Henning, Ghose and Maulbetsch vest over six years in the following cumulative installments: (i) the options are exercisable with respect to 10% of the shares on each of the first, second and third anniversaries of the date of grant, (ii) options with respect to an additional 20% of the shares are exercisable on the fourth anniversary of the date of grant,

    (iii) options with respect to an additional 25% of the shares are exercisable on the fifth anniversary of the date of grant, and (iv) options with respect to the final 25% of the shares are exercisable on the sixth anniversary of the date of grant.

(2) The exercise price is equal to the market value of HCPI's common stock on the date of grant.

(3) Calculated using the Black Scholes option valuation methodology, using the following variables:

     - risk-free rate of return of 6.54%;

     - .1819 five year volatility factor;

     - 11.64% dividend yield;

     - 3% termination discount factor; and

     - ten-year option term;

which yields a discount Black Scholes value for Mr. Roath's options of $0.48 and for Messrs. Reynolds, Henning, Ghose and Maulbetsch's options of $0.46. The actual value, if any, that an executive officer may realize will depend upon the excess of the closing market price over the exercise price on the date the option is exercised so that there is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black Scholes model.

   AGGREGATED OPTION EXERCISES IN 1999 AND OPTION VALUES AT DECEMBER 31, 1999

                                                                   NUMBER OF                  VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                                               DECEMBER 31, 1999              DECEMBER 31, 1999(3)
                       SHARES ACQUIRED    VALUE AT     ---------------------------------   ---------------------------
        NAME             ON EXERCISE     EXERCISE(1)   EXERCISABLE(2)   UNEXERCISABLE(2)   EXERCISABLE   UNEXERCISABLE
        ----           ---------------   -----------   --------------   ----------------   -----------   -------------
Kenneth B. Roath.....       3,000          $21,525        386,440           421,000         $203,000          $0
James G. Reynolds....       1,000           (1,375)       106,400           143,600                0           0
Edward J. Henning....           0                          40,200            99,550                0           0
Devasis Ghose........           0                          41,740            85,940            2,200           0
Stephen R.
  Maulbetsch.........         540              168         34,000            71,290                0           0

---------------
(1) Value at exercise is the difference between the closing market price on the date of exercise less the exercise price per share, multiplied by the number of shares acquired on exercise.

(2) In January 1995, 30,000, 5,000, 3,000, 2,700 and 2,700 options were granted to Messrs. Roath, Reynolds, Henning, Ghose and Maulbetsch, respectively, which included dividend share rights, providing for the accrual of dividends between the time the options were granted and when the options are exercised. During 1999 Messrs. Reynolds and Maulbetsch exercised all options with dividend share rights that were then exercisable. At December 31, 1999, Mr. Roath held 24,000 dividend share right options that are currently exercisable, Mr. Henning held 2,400 of such options that are currently exercisable, and Mr. Ghose held 540 of such options that are currently exercisable. At December 31, 1999, Messrs. Roath, Reynolds, Henning, Ghose and Maulbetsch held 6,000, 1,000, 600, 540 and 540, of such options that are not currently exercisable. The dividend shares are only collectible if an option is exercised, and then only after the participant has held the underlying shares for two years following exercise. Dividend share rights on such options accrue at the same rate as dividends on our common stock. As described in footnote 1 to the Option Grant table set forth above, in January 2000 the Compensation Committee granted options to Messrs. Roath, Reynolds, Henning, Ghose and Maulbetsch, which are not currently exercisable.

(3) Calculated based on the closing market price on the last trading day of 1999 multiplied by the number of applicable shares in-the-money, less the total exercise price for such shares. No additional value has been assigned to the dividend shares discussed above.

     Notwithstanding anything to the contrary set forth in any of HCPI's previous filings under the Securities Act or the Exchange Act that refer to future filings for additional information, including specifically to this proxy statement, in whole or in part, the following report and the stock performance graph shall not be considered to be a part of any such filing.

                 COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

     The compensation committee of the Board of Directors is comprised of three outside members of the Board who are not employees of HCPI. The compensation committee is responsible for establishing and governing the compensation and benefit practices of HCPI. The compensation committee establishes the general compensation policies of HCPI, reviews and approves compensation of the executive officers of HCPI and administers all of HCPI's employee benefit plans. The compensation committee conducts an annual review of the executive compensation program of HCPI to ensure that:

          (1) compensation levels are reasonable and consistent with practices of comparably sized equity REITs, particularly those that specialize in health care, and other real estate and finance organizations,

          (2) the program adequately rewards performance which is tied to creating stockholder value, and

          (3) the program is designed to achieve HCPI's goals of promoting financial and operational success by attracting, motivating and facilitating the retention of key employees with outstanding talent and ability.

     The compensation committee has committed to a program that emphasizes both short- and long-term performance, with a significant component of compensation consisting of long-term incentive awards. On a short-term basis, cash bonuses are awarded based upon the achievement of annual business objectives. In addition, by emphasizing stock and options as a substantial portion of compensation, the compensation committee believes that management's interests are aligned with those of HCPI's stockholders. The compensation program is also designed to promote teamwork, initiative and resourcefulness on the part of key employees whose performance and responsibilities directly affect the company's profits. The compensation committee reviews with the Board of Directors all aspects of compensation for executive officers.

     The compensation committee bases its compensation decisions on an analysis of HCPI's performance and an evaluation of comparative compensation and performance information. To assist it in this regard, the compensation committee retained the services of Shuman Management Consulting, an executive compensation consulting firm. In the course of its deliberations, the compensation committee reviews survey and other data supplied by Shuman relating to the compensation practices of competitors and other comparably sized companies. Shuman also provides advice to the compensation committee with respect to the reasonableness of the compensation paid to the executive officers.

     For the compensation committee deliberations in January 2000, Shuman reviewed the compensation practices of real estate organizations and financial services firms, including self-administered equity REITs, real estate development firms and general industry companies for positions where the labor market is not restricted to the REIT industry. Companies reviewed had assets approximating $2.5 billion and market capitalization approximating $1.5 billion. In addition, Shuman provided to the compensation committee an analysis of base salary, total cash and total direct compensation for 16 self-administered REITs, which included triple-net lease REITs, three health care REITs, and other well-established equity REITs, ranging from $1 billion to $5 billion in assets and $500 million to $2 billion in market capitalization. The compensation committee considers both the more general compensation analysis as well as the information regarding the 16 selected REITs in determining what constitutes "competitive practices" in setting compensation for HCPI's executive officers. Some, but not all, of the companies included in the stock price performance graph are included in the compensation surveys.

     Shuman also provided to the compensation committee an analysis of HCPI's performance compared to 12 health care, triple net lease and well-established REITs with over $500 million in assets and market capitalization, and compared to the NAREIT equity health care segment. Shuman reported to the committee that the industry has experienced concerns about the ability to retain top talent within the REIT industry due to poor industry stock performance despite strong fundamentals and that there have been significant increases in REIT long-term incentive awards as well as a move toward greater cash components as the industry's upREITs mature.

     The compensation committee noted that HCPI approximated the 50th to 75th percentile relative to its peer group, with total return to shareholders for 1999 at about the 75th percentile both last year and for the past three to five year period. HCPI's total return to shareholders for 1999 significantly outperformed the NAREIT equity health care segment. However, performance for all REIT segments was negative and significantly lagged the S&P 500 for 1999. HCPI's growth in FFO, while its 14th straight year of increased FFO, was below the 50th percentile. In addition, the compensation committee took into account that HCPI's investment activity for 1999 was more than twice that of any previous year, primarily as a result of its successful acquisition of American Health Properties in November of 1999. The acquisition, which resulted in HCPI becoming the largest and most diversified health care REIT in the country, involved a significant effort on the part of senior management and its completion and the subsequent successful integration of the portfolio is directly attributable to the efforts and performance of the executive officers. HCPI also continued to complete critical rollover activity that will extend the average duration of the investment portfolio, recorded its 14th straight year of increased FFO and has achieved 57 consecutive quarterly dividend increases.

COMPENSATION MIX FOR EXECUTIVE OFFICERS OTHER THAN THE CHIEF EXECUTIVE OFFICER

     HCPI's executive compensation is based on three components, which are designed to accomplish the Company's compensation philosophy:

          (1) base salary,

          (2) annual cash incentive bonuses, and

          (3) long-term stock incentive awards.

     The compensation committee has designed a highly leveraged program that is intended to result in approximately 40% in base compensation and 60% in incentive compensation tied directly to stockholder value creation.

     Base Salary. Salaries for executive officers are reviewed by the compensation committee on an annual basis. The compensation committee targets base pay levels in the middle quartiles of competitive practices. For 1999, base salary levels approximated the 50th percentile of competitive practices. The compensation committee believes that the base compensation levels of the executive officers generally is reasonable in view of competitive practices, HCPI's performance and the contribution of those officers to that performance. In the future, salaries may be increased based upon an assessment of competitive pay levels or the individual's contribution to the asset and financial growth of HCPI.

     Annual Cash Incentive Awards. Annual cash incentive bonuses are awarded based upon multiple performance criteria, including subjective evaluations of personal job performance and performance measured against objective business criteria. The performance targets established each year include a targeted amount of new investment and acquisition activity and a FFO target. The compensation committee believes that management generally has an ability to drive the levels of new investment activity and FFO, and that growth in these factors is reasonably expected to correlate with the value of HCPI's common stock. In setting the performance targets, the compensation committee makes judgments regarding what levels of FFO and new business acquisition levels it believes are achievable, taking into account outside factors such as competition for the acquisition and financing of health care facilities, the interest rate environment and the cost of capital. Within these levels, the compensation committee sets performance targets it believes will positively affect the company's stock price. In addition to satisfying the performance targets, bonus awards are also based on personal performance measured by the extent to which each officer meets his personal goals. Personal performance goals necessarily vary among executive officers based upon their specific roles within HCPI and specific objectives established each year for each executive officer by HCPI's chief executive officer. The annual cash bonus incentive awards are heavily weighted toward satisfaction of the performance targets, consistent with the compensation committee's focus on tying incentive compensation to stockholder value creation. In 1999, the compensation committee also took into consideration the significant contribution senior management made in the successful acquisition of American Health Properties and of the substantial efforts expended in order to complete the acquisition within the targeted timetable.

     A target bonus is established for each executive officer other than the chief executive officer based on the level of his position, the responsibilities and duties involved therein and on competitive practices. The compensation committee approves each executive officer's target bonus at the beginning of each calendar year. The target bonus is expressed as a percentage of base salary and ranged between 25% and 60% of base salaries in 1999. Both the business development and FFO targets were exceeded in 1999 and target bonuses were approved by and awarded by the compensation committee for 1999 performance. In addition, the compensation committee established target bonuses for 2000.

     Long-Term Incentive Stock Plans. The compensation committee administers HCPI's benefits and stock plans, including the amended and restated stock incentive plan. Pursuant to the stock incentive plan, annual stock grants and stock options have been awarded in order to retain and motivate executives to improve long-term stock market performance. Stock options usually are granted at 100% of the current fair market value of the common stock. Generally, stock option grants and restricted stock awards vest ratably over a five-year period, and the executive must be employed by HCPI at the time of vesting in order to receive restricted stock and to exercise the options. The compensation committee may make grants based on a number of factors, including:

          (1) the executive officer's position with HCPI,

          (2) performance of his responsibilities,

          (3) equity participation levels of comparable executives at competitive companies, and

          (4) individual contribution to the success of HCPI's financial performance.

     In addition, the size, frequency and type of long-term incentive grants may be determined on the basis of tax consequences of the grants to the individual and HCPI, accounting impact and the number of shares available for issuance. For 1999, each of the executive officers received restricted stock and options, which were based on his responsibilities, relative position with HCPI, competitive practices and the committee's philosophy of leveraging compensation toward long-term incentives. In part to reward the senior executives for their contributions to the acquisition of American Health Properties, the compensation committee made larger than normal option grants this year. The compensation committee did not consider the amount of options and restricted stock currently held by the officers in determining the size of current awards.

     Overall total cash compensation (base salary plus cash bonuses paid in January 2000 for 1999 performance) for the executive officers other than the chief executive officer was at or below the 50th percentile of competitive practices and total direct compensation (cash compensation plus restricted stock and option grants in January 2000 for 1999 performance) was slightly above the 50th percentile of these companies. The executive officers' compensation mix for 1999 was leveraged 60% toward incentive-based compensation and 40% comprised of base salary.

CHIEF EXECUTIVE COMPENSATION

     The compensation committee believes that the biggest challenges facing HCPI today are competition for acquisition and financing activity and lease and mortgage maturities. As discussed above, the compensation committee establishes individual performance targets for each executive officer other than the chief executive officer, which include a targeted amount of new investments and acquisitions and a FFO target. The chief executive officer is evaluated on the basis of HCPI's achievement of the collective performance targets, as well as progress in successful roll-over of maturing leases and mortgages, the level of stockholder dividends, and the diversity and stability of the portfolio. During 1999, investment and acquisition activity was more than double that of the prior year and was above plan targets. HCPI also successfully completed several significant acquisitions, including a portfolio of 14 medical office buildings in Utah pursuant to a downREIT transaction and the acquisition of 72 healthcare properties in 22 states through the acquisition in November 1999 of American Health Properties. Upon the completion of the American Health Properties acquisition, HCPI became the largest and most diversified health care REIT in the country, with a market capitalization of $2.7 billion and a portfolio of more than 425 properties. HCPI's existing management, including the chief executive officer, Mr. Roath, continues to manage the combined company. In addition, the Company achieved its 14th consecutive year of increased FFO and its 57th consecutive quarterly dividend increase. Finally, since 1986, the Company has maintained an investment grade rating on its senior debt, and has the highest bond rating among health care REITs. Under the direction of Mr. Roath, the company has achieved consistent FFO growth and dividend increases, has increased market capitalization, and has established unparalleled diversification in its investment portfolio, creating an opportunity for greater internal growth.

     Mr. Roath's compensation in 1999 was leveraged 75% toward compensation based upon HCPI's performance and 25% comprised of a base salary component. Mr. Roath's base salary is targeted at the 60th percentile of competitive practices and his total direct compensation is targeted at the upper quartile of these companies. Mr. Roath received a base salary of $475,000 in 1999 which represents an 8% increase from his base salary in 1998, as recommended by the compensation committee last year in order to ensure that his base salary is at about the 50th percentile of competitive practices while maintaining his total compensation leveraged toward performance based incentives. The compensation committee believes that this compensation package both recognizes Mr. Roath's contributions to the success of HCPI and appropriately leverages his compensation toward components directly linked to stockholder value creation. The compensation committee also awarded Mr. Roath a cash bonus incentive award of $486,400, restricted stock grants of 30,000 shares of common stock and 370,000 stock option grants at an exercise price of $23.875. These awards are consistent with HCPI's pay-for-performance philosophy, reflecting Mr. Roath's significant contribution to the successful acquisition of American Health Properties, HCPI's consistent growth in FFO and dividend increases, the continued successful execution of the Company's long-term business plan, and the expansion and diversification of HCPI's investment portfolio.

     HCPI provides Mr. Roath other benefits under his employment agreement and HCPI has reported them in the summary compensation table.

     Based upon the foregoing, the compensation committee has reviewed and approved the total compensation for 1999 of the five most highly compensated executive officers of HCPI.

POLICY WITH RESPECT TO SECTION 162(m)

     Section 162(m) of the Internal Revenue Code denies deduction for certain compensation in excess of $1,000,000 paid to executive officers, unless certain performance, disclosure, stockholder approval and other requirements are met. The compensation committee will continue to review the effects of its compensation programs with regard to internal revenue code section 162(m). A substantial portion of the compensation program will be exempted from the $1,000,000 deduction limitation. HCPI will continue to evaluate alternatives to ensure executive compensation is reasonable, performance-based, and consistent with HCPI's overall compensation objectives. The compensation committee reserves the right to design programs that recognize a full range of performance criteria important to HCPI's success, even where the compensation paid under such programs may not be deductible.

                             COMPENSATION COMMITTEE

          Orville E. Melby, Chairman      Paul V. Colony      Harold M. Messmer,
Jr.

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below compares cumulative total return of HCPI, the S&P 500 Index and the Equity REIT Index of the National Association of Real Estate Investment Trusts, Inc., from January 1, 1995 to December 31, 1999. Total return assumes quarterly reinvestment of dividends before consideration of income taxes.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                      AMONG S&P 500 EQUITY REITS AND HCPI

                      HEALTH CARE PROPERTY INVESTORS, INC.
                        RATE OF RETURN TREND COMPARISON
                       JANUARY 1995 -- DECEMBER 31, 1999
                           (DECEMBER 31, 1994 = 100)

                         STOCK PRICE PERFORMANCE GRAPH

                               TOTAL RETURN INDEX
[STOCK PRICE PERFORMANCE GRAPH]

                                                         S&P 500                  EQUITY REITS                    HCPI
                                                         -------                  ------------                    ----
Dec-94                                                   100.00                      100.00                      100.00
Apr-95                                                   109.73                       99.83                      100.08
Jul-95                                                   120.21                      105.70                      109.94
Sep-95                                                   129.77                      110.68                      118.33
Dec-95                                                   137.57                      115.27                      124.76
Mar-96                                                   144.96                      117.88                      113.76
Jun-96                                                   147.06                      127.11                      124.00
Sep-96                                                   156.89                      131.63                      121.94
Dec-96                                                   171.73                      160.12                      133.00
Mar-97                                                   176.33                      161.24                      126.07
Jun-97                                                   207.95                      169.30                      136.73
Sep-97                                                   226.78                      190.46                      155.09
Dec-97                                                   236.16                      194.39                      153.76
Mar-98                                                   267.96                      193.47                      152.64
Jun-98                                                   276.67                      184.65                      151.78
Sep-98                                                   245.71                      166.20                      141.60
Dec-98                                                   301.17                      162.08                      134.94
Mar-99                                                   316.17                      154.27                      129.33
Jun-99                                                   338.46                      169.62                      132.79
Sep-99                                                   317.33                      156.17                      124.04
Dec-99                                                   364.54                      154.59                      115.94

---------------
     Assumes $100 Invested January 1, 1995 in HCPI, S&P 500 Index and NAREIT Equity Reit Index

                              CERTAIN TRANSACTIONS

     Mr. Roath, a director and officer of HCPI, has remaining balances on loans of $473,576 with an interest rate of 6.45% due on November 17, 2002, $187,902 with an interest rate of 7.09% due on April 30, 2000, $257,495 with an interest rate of 6.58% due on January 27, 2001, $134,827 with an interest rate of 6.39% due on April 30, 2001, $141,873 with an interest rate of 6.31% due on September 20, 2001, and $91,692 with an interest rate of 5.81% due on May 3, 2002. HCPI made a loan to Mr. Reynolds, an officer of HCPI, of $139,851 with an interest rate of 5.97% due on October 8, 2001. In addition, HCPI made loans to Mr. Melby, a director of HCPI, of $158,438 with an interest rate of 5.97%, due on October 21, 2001 and to Mr. Fanning, also a director of HCPI, of $87,750 with an interest rate of 6.40% due on April 29, 2001 and $8,191 with an interest rate of 6.31% due on September 28, 2001. All of the loans were made either for the purpose of purchasing shares or meeting payroll taxes due upon vesting of stock grants, and such loans are secured by the stock of HCPI.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Board of Directors compensation committee for fiscal 1999 were Messrs. Colony, Melby and Messmer, none of whom are employed by the Company. Mr. Colony is Vice Chairman of Aon Worldwide Resources and Chairman of the Advisory Board of Aon Risk Services Companies, Inc. Since 1985, HCPI has been insured through Aon Worldwide Resources, insurance brokers for general liability, workmen's compensation, and other insurance. In 1999, in addition to receiving commissions for HCPI's normal corporate insurance, Aon Risk Services received a one-time commission of $356,750 for an insurance policy obtained in connection with the acquisition of American Health Properties and Mr. Colony received a one-time bonus from Aon of $71,350. Mr. Colony receives no other income from Aon for insurance brokerage services. The terms of such insurance policies were established after evaluation of market rates, and were no less favorable to HCPI than might have been negotiated with an unrelated party. For the fiscal year ending December 31, 1999, the commissions paid to Aon Worldwide Resources for the procurement of the insurance policies were approximately $431,463.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act, requires HCPI's directors and executive officers, and persons who own more than 10% of a registered class of HCPI's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of equity securities of our common stock. These people are required by SEC regulations to furnish HCPI with copies of all these reports they file. To HCPI's knowledge, based solely on its review of the copies of such reports furnished to us and written representations from certain insiders that no other reports were required during the year ended December 31, 1999, all section 16(a) filing requirements applicable to such insiders were complied with.

                   ADOPTION OF THE 2000 STOCK INCENTIVE PLAN
                               (PROXY ITEM NO. 2)

     On March 23, 2000, the Board of Directors unanimously adopted, subject to stockholder approval, the Health Care Property Investors, Inc. 2000 Stock Incentive Plan (the "2000 Stock Incentive Plan"), which provides for long-term incentive awards for employees, consultants and outside directors of the company. In addition to being a new incentive plan for employees and consultants, the 2000 Stock Incentive Plan also amends, restates, merges and continues the Health Care Property Investors, Inc. Second Amended and Restated Directors Stock Incentive Plan (the "1997 Directors Plan") which was previously approved by the stockholders on April 23, 1997. The 2000 Stock Incentive Plan provides for incentive awards of up to 2,500,000 shares of common stock plus the number of shares previously authorized and remaining available under the 1997 Directors Plan (subject to adjustment for changes in capital structure or reorganization of HCPI). Giving effect to the grants of stock and options that have previously been made under the 1997 Directors Plan and those grants that will be made in April 2000, of the 1,000,000 shares previously reserved for issuance under the 1997 Directors Plan, 702,400 will remain available for future grant.

     The incentive awards provided for in the 2000 Stock Incentive Plan are in the form of (i) non-qualified non-statutory options to purchase shares of common stock, (ii) incentive stock awards, (iii) dividend equivalents, and (iv) cash based awards. Of the total authorized shares under the 2000 Stock Incentive Plan, no more than 500,000 shares will be granted as incentive stock awards or dividend equivalent rights. The Board of Directors has delegated administration of the 2000 Stock Incentive Plan to the compensation committee. Under the 2000 Stock Incentive Plan, all employees, officers, consultants and outside directors of HCPI are eligible to participate. Below is a brief description of the proposed 2000 Stock Incentive Plan. The complete text of the 2000 Stock Incentive Plan appears as Exhibit A to this Proxy Statement. While the 2000 Stock Incentive Plan is summarized herein, such summaries are in all respects subject to the complete text of the 2000 Stock Incentive Plan contained in Exhibit A.

     We currently have in effect the 1997 Directors Plan and the Health Care Property Investors, Inc. Second Amended and Restated Stock Incentive Plan (the "1997 Employee Plan"). Under the 1997 Employee Plan, the compensation committee was empowered to grant awards for up to an aggregate of 2,500,000 shares of common stock. On March 23, 2000, there were outstanding options for an aggregate of approximately 2,075,000 shares of common stock which were granted pursuant to the 1997 Employee Plan and which have exercise prices ranging from $23.875 to $38.625 per share. Upon stockholders' approval of the 2000 Stock Incentive Plan, no further new awards will be made under the 1997 Employee Plan, although to the extent prior awards are subsequently forfeited, expire unexercised or otherwise become available, they may be reissued under the 1997 Employee Plan. All of the outstanding awards granted under the 1997 Employee Plan will remain outstanding and subject to the 1997 Employee Plan until they are either exercised or expire in accordance with their respective terms. As of March 23, 2000 there were outstanding options for an aggregate of 252,000 shares of common stock, which were granted pursuant to the 1997 Directors Plan and which have exercise prices ranging from $23.875 to $33.75 per share. In addition, we expect to grant to the outside directors on April 27, 2000 18,000 performance options in respect of 1998 performance, with an exercise price of $32. 15/16 (the fair market value of our common stock as of April 22, 1999) and 18,000 performance options in respect of 1999 performance with an exercise price equal to the fair market value of our common stock on April 27, 2000. All of the outstanding awards granted under the 1997 Directors Plan will become subject to the 2000 Stock Incentive Plan, upon its approval by the stockholders.

     Absent the approval of the 2000 Stock Incentive Plan, only approximately 260,000 shares remain available for issuance to key employees under the 1997 Employee Plan. We have recently added several key management personnel in addition to the employees that were retained from American Health Properties upon the closing of the acquisition. The Board of Directors believes that in order to retain, motivate and attract key personnel essential to the continued success of the company it is necessary to maintain our current practice of providing meaningful incentive awards on an annual basis. The Board of Directors believes that incentive awards have played a critical role in recent years in motivating management to build a growing highly competitive business, while also delivering a consistently strong financial performance record. The

Board of Directors also believes that our previous stock incentive programs have helped to stimulate a deeper commitment to HCPI and have minimized management turnover. The 2000 Stock Incentive Plan as it is proposed will further the interests of HCPI and its stockholders by strengthening our ability to attract, motivate and retain employees, officers, consultants and directors of training, experience and ability, and to provide a means to encourage stock ownership and proprietary interest HCPI to valued employees, officers, consultants and directors upon whose judgment, initiative, and efforts we largely depend for the continued financial success and growth of the business.

SUMMARY OF THE 2000 STOCK INCENTIVE PLAN

     Securities Subject to 2000 Stock Incentive Plan. The 2000 Stock Incentive Plan authorizes the issuance of up to 2,500,000 shares of common stock. In addition, shares previously authorized and remaining available under the 1997 Directors Plan will be available for issuance under the 2000 Stock Incentive Plan. The 2000 Stock Incentive Plan provides for appropriate adjustments in the number and kind of shares for certain changes in HCPI's capital structure, reorganizations, consolidations or certain other types of recapitalization. If shares subject to an incentive award expire or are cancelled without having been fully exercised, or if shares subject to an incentive award are forfeited or repurchased by HCPI, such shares will again be available for future grant under the 2000 Stock Incentive Plan. The 2000 Stock Incentive Plan provides that the number of shares of our common stock that may be issued will be increased by the number of shares of our common stock that are delivered to us in connection with the exercise of an option and shares delivered or relinquished in payment of federal, state and local tax withholding liabilities upon exercise of an option.

     Eligibility. Under the 2000 Stock Incentive Plan, the compensation committee has the authority to grant incentive awards to any employee, officer, outside director or consultant of HCPI.

     Administration. The compensation committee of the board will administer the 2000 Stock Incentive Plan. The compensation committee determines the person to whom incentive awards shall be granted, the number of incentive awards (subject to an award limit of 750,000 shares that may be granted in a given year to a single 2000 Stock Incentive Plan participant) and the other terms and conditions of such incentive awards. The compensation committee is to consist solely of two members who are "outside directors" for purposes of Section 162(m) of the Internal Revenue Code and a "non-employee director" as defined by Rule 16b-3 of the Exchange Act. If a member of the compensation committee is not a "non-employee director" at the time of any incentive award grant, the grant of the incentive award shall satisfy another exemption under Rule 16b-3.

     Terms of Incentive Awards. The compensation committee has the authority to grant the following types of incentive awards under the 2000 Stock Incentive
Plan: (i) non-qualified non-statutory options to purchase shares of common stock, (ii) incentive stock awards, (iii) dividend shares, and (iv) cash based awards. Subject to the limitations contained in the 2000 Stock Incentive Plan, options become exercisable and incentive stock awards vest at such times and in such installments as the compensation committee may provide in the terms of each individual written agreement. However, in the event of the participant's death, permanent disability or retirement, any outstanding incentive awards will become vested and exercisable immediately or payable immediately, as applicable.

     The compensation committee has the discretion to grant options at a price that is at least 100% of the fair market value of the common stock on the date of the grant. In no event may options be exercised after ten years from the date of the grant. Written instruments verify the grant of incentive awards under the 2000 Stock Incentive Plan and may include other terms and conditions consistent with the 2000 Stock Incentive Plan, as the compensation committee may determine.

     The compensation committee has the discretion to grant participants dividend equivalents, subject to certain conditions. The compensation committee also has the discretion to grant dividend equivalents, incentive stock awards and cash based awards as performance based compensation upon attainment of certain stockholder approved performance targets. The 2000 Stock Incentive Plan limits the number of authorized shares to be granted as incentive stock awards and dividend equivalents to 500,000 shares. The 2000 Stock Incentive Plan places a $1 million limit on the amount of cash based awards that can be paid to any one participant in any calendar year.

     Terms of Incentive Awards to Directors. The 2000 Stock Incentive Plan provides that on the last Thursday of April of each year, HCPI will grant to each outside director an incentive stock award for 400 shares of common stock and non-qualified options to acquire 7,000 shares of common stock. In addition, for any year in which HCPI's total return to stockholders exceeds by three percentage points the total return of the health care equity segment of the National Association of Real Estate Investment Trusts ("NAREIT"), outside directors will be granted an additional 3,000 options to purchase common stock. HCPI's total return is defined as (A) the sum of (1) the fair market of our common stock as of December 31 of the year in question minus the fair market value of the common stock as of January 1 of that year, plus (2) the aggregate dividends paid to stockholders during that year, divided by (B) the fair market value of our common stock as of January 1 of that year. The total return of the NAREIT health care equity segment is defined as the average total return of companies in the NAREIT health care equity segment as published by NAREIT. Options granted under the 7,000 annual grant and the 3,000 performance based grant, if any, are exercisable one year after the date of grant and expire not later than 10 years from the date of grant. The exercise price of options is equal to the fair market value of our common stock on the date of grant. The incentive stock awards granted to outside directors vests ratably over four years and is subject to forfeiture if the outside director's membership on the Board of Directors is terminated under certain circumstances.

     Furthermore, the 2000 Stock Incentive Plan provides that any outside directors serving on the Board of Directors as of January 4, 2000 would be immediately granted an option to acquire 21,000 shares of common stock (the "Special Option") in lieu of yearly grants of an option to acquire 7,000 shares of common stock in April of 2000, 2001 and 2002. The Special Option is exercisable over a three year period and in order to exercise any of the one-third installments of the Special Option, the outside directors must be serving on the Board of Directors one-year prior to the specified exercise date. Outside directors will continue to receive grants of 400 shares of restricted stock in April and be eligible for grants of performance based options. Effective 2003, HCPI intends to resume yearly grants to the outside directors of an option to acquire 7,000 shares of common stock.

     Payment for Shares. An option may be exercised by payment in full of the option exercise price at the time of exercise. The exercise price may be paid in cash or, in the discretion of the compensation committee, by deliverance of shares of common stock owned by the optionee (or issuable upon exercise of the option), by promissory note secured by shares of common stock bearing interest at a rate determined by the compensation committee, or by any combination of the above. The compensation committee has the discretion, upon request of the optionee, to issue shares of common stock upon the exercise of an option directly to a brokerage firm or firms to be selected by the compensation committee. Such issuance will be made without payment of the exercise price by the optionee, subject to delivery of a new revocable guarantee of the payment of the exercise price by the selected brokerage firm or firms. Proceeds received by HCPI from the sale of common stock pursuant to the exercise of options under the 2000 Stock Incentive Plan will be used for general corporate purposes.

     2000 Stock Incentive Plan Amendments and Termination. The compensation committee has the discretion to amend, suspend or terminate the 2000 Stock Incentive Plan at any time. However, the compensation committee is not permitted to reprice any outstanding incentive awards and our stockholders must approve of any amendment which increases the number of shares of common stock subject to the 2000 Stock Incentive Plan or makes any other change to the 2000 Stock Incentive Plan that would require stockholder approval as a matter of law, stock exchange regulation or exemptive condition. The 2000 Stock Incentive Plan terminates on April 28, 2008, the date on which the 1997 Directors Plan would have terminated absent its termination upon the stockholders' approval of the 2000 Stock Incentive Plan.

                               NEW PLAN BENEFITS
                          2000 PERFORMANCE AWARD PLAN

     The compensation committee makes incentive award determinations for executive officers and other employees in January or February of each new fiscal year, based on the employee's and the company's performance during the prior year. Therefore, most of the awards that are likely to made under the 2000 Stock Incentive Plan are not currently determinable. Other than the special performance awards for the outside directors, which are awarded only after established performance criteria are met, the awards for outside directors are set forth in the 2000 Stock Incentive Plan. The following table includes information about anticipated awards to the extent that they are determinable under the 2000 Stock Incentive Plan:

                                                              DOLLAR VALUE    NUMBER OF
                NAME AND PRINCIPAL POSITION                       ($)           UNITS
                ---------------------------                   ------------    ---------
Kenneth B. Roath............................................      *              *
  Chairman, President and Chief Executive Officer
James G. Reynolds...........................................      *              *
  Executive Vice President and Chief Financial Officer
Edward J. Henning...........................................      *              *
  Senior Vice President, General Counsel and Corporate
     Secretary
Devasis Ghose...............................................      *              *
  Senior Vice President -- Finance and Treasurer
Stephen R. Maulbetsch.......................................      *              *
  Senior Vice President -- Acquisitions
Executive Group.............................................      *              *
Non-Executive Director Group................................      *            271,200(1)
Non-Executive Officer Employee Group........................      *              *

---------------
 *  Not determinable.

(1) This total assumes HCPI continues to have 6 outside directors through the expiration of the 2000 Stock Incentive Plan in April 2008 and that no new outside directors become participants in the 2000 Stock Incentive Plan prior to April 2008. Although the existing outside directors will not receive 7,000 option grants in April 2001 or 2002, any newly appointed directors to the Board of Directors will be eligible for a grant of 7,000 options in 2001 and 2002 as well as for a grant of 400 restricted shares. Also, in any year in which the HCPI's total return to shareholders exceeds by 3% the total return of the NAREIT health care equity segment, each outside director will be granted an additional 3,000 options to purchase common stock.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a general summary of the material U.S. federal income tax consequences to the U.S. participants in the 2000 Stock Incentive Plan. The discussion is based on the Internal Revenue Code, regulations thereunder, rulings and decisions now in effect, all of which are subject to change. The summary does not discuss all aspects of federal income taxation that may be relevant to a particular participant in light of such participant's personal investment circumstances nor does it discuss tax consequences under state or local laws.

     The grant of an option generally will not result in taxable income to the optionee at the time of the grant, and ordinary income will be realized by an optionee at the time of exercise of an option in the amount by which the fair market value of the common stock on the date of exercise exceeds the exercise price. Subject to Section 162(m) of the Internal Revenue Code, discussed below, HCPI will be entitled to a deduction from income for federal income tax purposes in an amount equal to the ordinary income recognized by the optionee in such case. Any subsequent disposition of the shares acquired pursuant to an option will result in gain or loss to the optionee in an amount equal to the difference between the sale price and the market price at date of exercise. An optionee's basis for the common stock for purposes of determining gain or loss on his subsequent disposition of the shares generally will be the fair market value of the common stock on the date of exercise of the option.

     The crediting of dividend equivalents to a participant generally will not result in taxable income to the participant at the time of crediting, and ordinary income will be realized by a participant at the time when a dividend equivalent is paid to the participant. Subject to Section 162(m) of the Internal Revenue Code, HCPI will be entitled to a deduction from income for federal income tax purposes in an amount equal to the ordinary income recognized by the participant in such case.

     The grant of cash based awards to a participant generally will not result in taxable income to the participant at the time of grant, and ordinary income will be realized by a participant at the time when the cash based award is paid to the participant. Subject to Section 162(m) of the Internal Revenue Code, HCPI will be entitled to a deduction from income for federal income tax purposes in an amount equal to the ordinary income recognized by the participant in such case.

     The grant of common stock pursuant to an incentive stock award generally will not result in taxable income to the participant at the time of grant if the common stock is restricted and subject to forfeiture. When the restriction on the common stock lapses, ordinary income will be realized by the participant at the time of lapse in the amount by which the fair market value of the common stock on the date of lapse exceeds the purchase price, if any. Subject to
Section 162(m) of the Internal Revenue Code, HCPI will be entitled to deduction from income for federal income tax purposes in an amount equal to the ordinary income recognized by the participant in each case. However, if the participant makes an election under Section 83(b) of the Internal Revenue Code subject to HCPI's prior consent, ordinary income will be realized by the participant at the time of the grant of the common stock in the amount by which the fair market value of the common stock on the date of grant exceeds the purchase price, if any, and subject to Section 162(m) of the Internal Revenue Code, HCPI will be entitled to a deduction in the same amount. Any subsequent disposition of the shares acquired will result in gain or loss to the participant in an amount equal to the difference between the sale price and the market price at the date on which the participant realized ordinary income. A participant's basis for common stock for purposes of determining gain or loss on his subsequent disposition of the shares generally will be the fair market value of the common stock on the date at which the participant realized ordinary income.

     In general, under Section 162(m) of the Internal Revenue Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Internal Revenue Code) in any one year. However, under Section 162(m) of the Internal Revenue Code, the deduction limit does not apply to certain "performance-based compensation" established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options granted under the 2000 Stock Incentive Plan will satisfy the "performance-based compensation" exception if (i) the stock options are made by a qualifying compensation committee, (ii) the plan sets the maximum number of shares that can be granted to any person within a specified period and
(iii) the compensation is based solely on an increase in the stock price after the grant date (i.e., the stock option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Rights or awards, other than stock options, granted under the 2000 Stock Incentive Plan may qualify as "qualified performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code if such rights or awards are granted or vest upon preestablished objective performance goals, the material terms of which are disclosed to and approved by the stockholders, pursuant to their approval of the 2000 Plan.

        RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
                               (PROXY ITEM NO. 3)

     Arthur Andersen LLP audited our financial statements for the year ended December 31, 1999 and has been HCPI's auditors since HCPI's organization.

     The directors have selected the firm of Arthur Andersen LLP as independent accountants for HCPI for the fiscal year ending December 31, 2000, and are submitting our selection for ratification by our stockholders. Unless you specifically make another choice in the attached proxy, HCPI will count your vote as for the ratification of the selection of Arthur Andersen LLP. If stockholders do not ratify the selection of Arthur Andersen LLP, the selection of independent accountants will be considered by the directors, although the directors would not be required to select different independent accountants for HCPI. The directors retain the power to replace the independent accountants whose selection was ratified by stockholders if the directors determine that the best interests of HCPI warrant a change of its independent accountants. A representative of Arthur Andersen LLP is expected to be present at the May 9, 2000 annual meeting and will have an opportunity to make a statement if he desires to do so. Arthur Andersen's representative is expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS HCPI'S INDEPENDENT ACCOUNTANTS FOR THE SUCCEEDING YEAR.

                               VOTING PROCEDURES

     The affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of a director. The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required for the approval of the 2000 Stock Incentive Plan, provided that the total vote cast on that proposal represents over 50% of the total shares of outstanding HCPI common stock. The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required for the ratification of the selection of Arthur Andersen LLP as independent accountants for the fiscal year ending December 31, 2000.

     The representation, in person or by properly executed proxy, of the holders of a majority of the shares of HCPI common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the meeting. Shares of HCPI common stock represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the annual meeting. Shares that abstain from voting on any proposal will be treated as shares that are present and entitled to vote at the annual meeting for purposes of determining whether a quorum exists, but will not be treated as votes cast and therefore will have no effect of the result of the vote for any proposal.

     Under NYSE regulations, a broker or nominee holding shares of HCPI common stock in "street name" for a beneficial owner will not be able to vote those shares with respect to the approval of the 2000 Stock Incentive Plan without instructions. If you do not provide your broker with instruction on how to vote your shares that are held in "street name", your broker will not be permitted to vote your shares on the 2000 Stock Incentive Plan proposal. Shareholders should contact their brokers to instruct them how to vote your shares on the proposal for the 2000 Stock Incentive Plan. If a broker or nominee holding shares of record for a customer indicates that it does not have discretionary authority to vote on the proposal for the 2000 Stock Incentive Plan, those shares, which are referred to as broker non-votes, will be treated as present and entitled to vote at the annual meeting for purposes of determining a quorum but will have the effect of a vote against the proposal unless holders of more than 50% of the total shares of outstanding HCPI common stock cast votes. If holders of more than 50% of the total shares of outstanding HCPI common stock cast votes, the broker non-vote will not have any effect on the result of the vote.

                     DEADLINE FOR SUBMISSION OF STOCKHOLDER
                    PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

     The proxy rules adopted by the SEC provide that certain stockholder proposals must be included in the proxy statement for HCPI's annual meeting. For a proposal to be considered for inclusion in next year's proxy statement, it must be received by HCPI no later than December 30, 2000.

                                 OTHER MATTERS

     The Board of Directors knows of no matters to be presented at the annual meeting other than those described in this proxy statement. Other business may properly come before the meeting, and in that event it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

     The cost of the solicitation of proxies will be borne by HCPI. In addition to solicitation by mail, directors and officers of HCPI, without receiving any additional compensation, may solicit proxies personally or by telephone or telegraph. HCPI will request brokerage houses, banks, and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares of our common stock and will reimburse them for their expenses in doing so. HCPI has retained the services of Georgeson Shareholder Communications Inc., for a fee of $9,000 plus a flat fee per telephone call made by Georgeson plus out-of-pocket expenses, to assist in the solicitation of proxies.

     HCPI's annual report to stockholders, including HCPI's audited financial statements for the year ended December 31, 1999, is being mailed herewith to all stockholders of record as of March 7, 2000. HCPI WILL

PROVIDE WITHOUT CHARGE TO ANY PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF HCPI'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 FILED WITH THE SEC. SUCH REQUESTS SHOULD BE DIRECTED TO JAMES G. REYNOLDS, EXECUTIVE VICE PRESIDENT OF HEALTH CARE PROPERTY INVESTORS, INC., AT 4675 MACARTHUR COURT, SUITE 900, NEWPORT BEACH, CALIFORNIA 92660.

     ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                   /s/ EDWARD J. HENNING
                                          Edward J. Henning
                                          Corporate Secretary

Newport Beach, California
March 30, 2000

                                                                      APPENDIX A

                      HEALTH CARE PROPERTY INVESTORS, INC.

                           2000 STOCK INCENTIVE PLAN

 1. PURPOSE OF THE PLAN.

     The purpose of the 2000 Stock Incentive Plan (the "Plan") of Health Care Property Investors, Inc. (the "Company") is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract, motivate and retain employees, consultants and directors of training, experience and ability, and to provide a means to encourage stock ownership and proprietary interest in the Company to valued employees, consultants and directors of the Company upon whose judgment, initiative, and efforts the continued financial success and growth of the business of the Company largely depend. The Plan is a new plan of the Company which also amends, restates, merges and continues the Second Amended and Restated Directors Stock Incentive Plan of Health Care Property Investors, Inc. (the "Directors Plan"). Upon the approval of the Company's stockholders of this Plan, the Directors Plan will terminate and be of no further force or effect. Any outstanding awards under the Directors Plan as of the date of the stockholders' approval of the Plan shall be administered as herein stated and such awards may be reissued under the Plan if they are subsequently forfeited or expire before being exercised.

 2. DEFINITIONS.

     (a) "Board" means the Board of Directors of the Company.

     (b) "Cash Based Award" means an award, as described in Section 7(g), that, if paid, must be paid in cash and that are neither denominated in nor have a value derived from the value of, nor an exercise or conversion privilege at a price related to, shares of Common Stock.

     (c) "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means the Compensation Committee of the Board (or another committee of the Board assuming the functions of the Committee under this Plan).

     (e) "Common Stock" means the $1.00 par value Common Stock of the Company.

     (f) "Company" means Health Care Property Investors, Inc.

     (g) "Consultant" means any consultant or adviser if (i) the consultant or adviser renders bona fide services to the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.

     (h) "Date of Grant" means with respect to the Special Option, January 4, 2000 and with respect to any other Incentive Award granted to Directors, the last Thursday of April of each year (beginning April 28, 1997).

     (i) "Director" means a member of the Board who is not an Employee.

     (j) "Directors Plan" means the Second Amended and Restated Directors Stock Incentive Plan.

     (k) "Disability" means the total and permanent incapacity of an Employee or Director, due to physical impairment or legally established mental incompetence, to perform the usual duties of an Employee or a member of the Board, as applicable, which disability shall be determined on the basis of (i) medical evidence by a licensed physician designated by the Company or (ii) evidence that the Employee or Director has become entitled to receive primary benefits as a disabled employee under the Social Security Act in effect on the date of such disability.

     (l) "Dividend Equivalents" means the right, under such terms as are determined in the discretion of the Committee, to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded pursuant to
Section 7(e).

     (m) "Effective Date" means March 23, 2000.

     (n) "Eligible Person" means any Employee, Consultant or Director.

     (o) "Employee" means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any of its present or future parent or subsidiary corporations.

     (p) "Fair Market Value" means for a share of Common Stock as of a given date shall be the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on such date, or if shares were not traded on such date, then on the next preceding date on which a trade occurred.

     (q) "Incentive Award" means an Option, Dividend Equivalent, Incentive Stock Award, or Cash Based Award granted under the Plan.

     (r) "Incentive Stock Award" means a right to the grant or purchase, at a price determined by the Committee, of Common Stock of the Company which is nontransferable and subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or attainment of performance goals which are related to one or more of the Performance Criteria or a combination thereof.

     (s) "NAREIT" means The National Association of Real Estate Investment Trusts (or successor thereto).

     (t) "NAREIT Total Return" means the average Total Return for the healthcare equity segment as published in the NAREIT Performance Indices by NAREIT.

     (u) "Option" means a nonqualified or nonstatutory stock option and with respect to grants made to Directors, also includes a Special Option, as defined in Section 9(a)(i).

     (v) "Participant" means any Eligible Person selected to participate in an Incentive Award pursuant to Section 5(a).

     (w) "Performance Criteria" means the following business criteria with respect to the Company, any subsidiary or any division or operating unit: (i) net income, (ii) pre-tax income, (iii) operating income, (iv) cash flow, (v) earnings per share, (vi) return on equity, (vii) return on invested capital or assets, (viii) cost reductions or savings, (ix) funds from operations, (x) appreciation in the fair market value of Common Stock and (xi) earnings before any one or more of the following items: interest, taxes, depreciation or amortization.

     (x) "Permissible Termination" means a Director's (i) death, (ii) Disability, (iii) removal from the Board without cause (not including a failure to be re-elected) or (iv) Retirement from the Board.

     (y) "Plan" means the 2000 Stock Incentive Plan as set forth herein, which may be further amended from time to time.

     (z) "Retirement" means the Participant (i) reached age sixty five and completed five years of service as an Employee or a Board member or (ii) reached the age of sixty and completed fifteen years of service as an Employee or a Board member.

     (aa) "Section 162(m) Participant" means any key Employee designated by the Committee as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

     (bb) "Total Return" means for any person for any calendar year the sum of
(X) the per share Fair Market Value as of December 31 of such year minus the per share Fair Market Value of the Common Stock as of January 1 of such year and (Y) the aggregate dividends paid to stockholders during such calendar year, divided by (Z) the per share Fair Market Value as of January 1 of such year, as such definition may be amended by NAREIT.

 3. SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

     (a) Subject to the provisions of Section 3(e) and Section 10 of the Plan, the number of shares of Common Stock that may be issued or transferred or exercised pursuant to Incentive Awards under the Plan after the Effective Date shall not exceed 2,500,000 shares, plus the number of shares authorized and available for issuance under the Directors Plan as of the date of the stockholders' approval of the Plan; provided, however, that of the authorized number of shares under the Plan, the number of shares that may be issued or transferred or exercised pursuant to Incentive Stock Awards or Dividend Equivalents under the Plan after the Effective Date shall not exceed 500,000 shares.

     (b) Subject to the provisions of Section 10, the maximum number of shares of Common Stock with respect to which options or rights may be granted to any Participant during any one calendar year is 750,000 shares (the "Award Limit"). To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit.

     (c) The shares of Common Stock to be delivered under the Plan shall be made available, at the discretion of the Board or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

     (d) If any Incentive Award expires or is canceled without having been fully exercised, or is exercised in whole or in part for cash as permitted by this Plan, the number of shares subject to such Incentive Award or other right but as to which such Incentive Award was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of Sections 3(a) and 3(b). Furthermore, any shares subject to Incentive Awards which are adjusted pursuant to Section 10 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be optioned, granted or awarded hereunder, subject to the limitations of Sections 3(a) and 3(b). Shares of Common Stock which are delivered by the Participant or withheld by the Company upon the exercise of an Incentive Award, in payment of the exercise price thereof, may again be optioned, granted or awarded hereunder, subject to the limitations of Sections 3(a) and 3(b). If any Incentive Award is forfeited or repurchased by the Company, such share may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3(a) and 3(b).

 4. ADMINISTRATION OF THE PLAN.

     (a) The Plan shall be administered by the Committee. The Committee shall consist solely of two members appointed by and holding office at the pleasure of the Board, each of whom is both an "outside director" for purposes of Section 162(m) of the Code and a "non-employee director" as defined by Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3"). The Committee may include more than two members appointed by the Board so long as such additional members are "outside directors" for purposes of Section 162(m) of the Code and are a "non-employee director" as defined by Rule 16b-3 or, if not a "non-employee director" at the time of any Incentive Award grant, the grant of an Incentive Award must otherwise satisfy an exemption under Rule 16b-3. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

     (b) The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee has authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Incentive Awards may be granted and the number of shares subject to each Incentive Award. The Committee also has authority to interpret the Plan, and to determine the terms and provisions of the respective Incentive Awards agreements and to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

     (c) No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Incentive Award under it.

     (d) If NAREIT amends its definition of Total Return or the NAREIT Total Return is no longer available, the Committee may redefine Total Return and NAREIT Total Return to correspond to such amended definition or to replace such definition.

 5. ELIGIBILITY.

     (a) Any Employee or Consultant, who has been determined by the Committee to be a key Employee or Consultant, and any Director is eligible to receive Incentive Awards under the Plan. The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Incentive Awards, and the type and amount of Incentive Award to be granted.

     (b) Each Incentive Award shall be evidenced by a written instrument and may include any other terms and conditions consistent with the Plan, as the Committee may determine. If grants of Incentive Awards, at the discretion of the Committee, are intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, the award agreements shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

 6. PROVISIONS APPLICABLE TO SECTION 162(m) PARTICIPANTS.

     (a) The Committee, in its discretion, may determine whether an Incentive Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

     (b) Notwithstanding anything in the Plan to the contrary, the Committee may grant an Incentive Award to a Section 162(m) Participant, including Incentive Stock Awards, Dividend Equivalents, and Cash Based

Awards, which vests or becomes exercisable or payable upon the attainment of performance goals which are related to one or more of the Performance Criteria.

     (c) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Incentive Award granted under Section 7 or Section 8 which may be granted to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Incentive Awards, as applicable, which may be earned for such fiscal year or other designated fiscal period or period of service and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of such Incentive Awards, as applicable, to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

     (d) Furthermore, notwithstanding any other provision of the Plan, any Incentive Award which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in
Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

 7. TERMS AND CONDITIONS OF STOCK OPTIONS, DIVIDEND EQUIVALENTS AND CASH BASED AWARDS.

     (a) The purchase price of Common Stock under each Option shall be determined by the Committee, and may not be less than 100% of the Fair Market Value of the Common Stock on the date of the grant.

     (b) Options may be exercised as determined by the Committee but in no event after ten years from the date of grant; provided, however, that in the event of the Participant's Retirement (or if the Participant retires with the consent of the Company or any subsidiary thereof at an earlier age), death or Disability while employed by the Company, all Options, right to credit or credits for Dividend Equivalents and Cash Based Awards then outstanding under the Plan shall be fully vested and immediately exercisable or immediately payable.

     (c) Except as set forth below, upon the exercise of an Option, the purchase price shall be payable in full in cash, or, in the discretion of the Committee, by the assignment and delivery to the Company of shares of Common Stock owned by the optionee (or issuable to the Participant upon exercise of the Option); or in the discretion of the Committee, by a promissory note secured by shares of Common Stock bearing interest at a rate determined by the Committee but not less than the minimum rate permitted by the Internal Revenue Service; or by a combination of any of the above. Any shares so assigned and delivered to the Company in payment or partial payment of the purchase price shall be valued at their Fair Market Value on the exercise date. The Committee may, in its discretion and upon the request of the optionee, issue shares of Common Stock upon the exercise of an Option directly to a brokerage firm or firms to be selected by the Committee, without payment of the purchase price by the optionee but upon delivery of an irrevocable guarantee by such brokerage firm or firms of the payment of such purchase price. No payment by an assignment of shares, by a promissory note or by any combination thereof, or by the guarantee of a brokerage firm or firms as described above, shall be allowed unless such payments are allowed under applicable requirements of Federal and state tax, securities and other laws, rules and regulations and by any regulatory authority having jurisdiction.

     (d) The Committee may, in its sole discretion, authorize all or a portion of the Options to be granted to an optionee to be on terms which permit transfer by such optionee to (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships, any person sharing the household (other than a tenant or employee) of the optionee ("Family Members"), (ii) a trust in which such Family Members have more than fifty percent of the beneficial interest,
(iii) a foundation in which such Family Members or the optionee control the management of assets, or (iv) any other entity in which such Family Members or the optionee own more than fifty percent of the voting interests, provided that
(w) there may be no consideration for any such transfer, (x) the stock option agreement pursuant to which such options are granted must expressly provide for transferability in a manner consisted with this Section, (y) the Committee, in its sole discretion, shall approve any transfer in advance, and (z) subsequent transfers of transferred options shall be prohibited except by will or the laws of descent and distribution. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of employment of Section 14(d) shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 14.

     (e) The right to be credited with Dividend Equivalents may be granted to a Participant in the discretion of the Committee. The Committee shall determine
(i) the number of shares of Common Stock subject to the Dividend Equivalents,
(ii) the period during which Dividend Equivalents shall be credited to the Participant's account, (iii) the timing of payment to the Participant of Dividend Equivalents credited to the Participant's account and (iv) any other limitations and conditions as it deems appropriate with respect to the crediting and payment of Dividend Equivalents. In addition, the Committee, in its discretion, may determine whether a right to be credited with Dividend Equivalents is to qualify as performance-based compensation as described in
Section 162(m)(4)(C) of the Code.

     (f) No fractional shares shall be issued pursuant to the exercise of an Option or the determination of Dividend Equivalents nor shall any cash payment be made in lieu of fractional shares.

     (g) Cash Based Awards may be granted to Participants at the discretion of the Committee, which provide Participants with the opportunity to earn a cash payment based upon the level of performance of the Company relative to one or more Performance Criteria established by the Committee for an award cycle as determined by the Committee, consisting of any period of time up to five years. For each award cycle, the Committee shall determine the amount of the Cash Based Award, the Performance Criteria, the performance target levels as to each of the Performance Criteria and the weighting of the Performance Criteria, if more than one Performance Criteria is applicable. Cash Based Awards to Section 162(m) Participants that are either granted or become vested, exercisable or payable based on attainment of one or more Performance Criteria shall only be granted as performance-based compensation under Section 162(m)(4)(C) of the Code. Cash Based Awards may be subject to any condition imposed by the Committee, including a reservation of the right to revoke a Cash Based Award at any time before it is paid. The maximum amount of Cash Based Awards that may be granted to any Participant during any one calendar year is $1,000,000.

     (h) An Option held by, those rights to credits of Dividend Equivalents granted to, and Dividend Equivalents credited to a person who was an Eligible Person at the time such Option and right to credits or credits of Dividend Equivalents were granted shall expire immediately if and when the Participant ceases to be an Eligible Person, except as follows:

          (i) If the employment or service of a Participant is terminated by the Company or any subsidiary thereof other than for cause, for which the Company shall be the sole judge, then the Options and/or the right to credits or credits of Dividend Equivalents shall expire eight months thereafter unless by their terms they expire sooner. During said period, the Options may be exercised and credits of Dividend Equivalents made in accordance with their terms, but only to the extent allowable on the date of termination of employment.

          (ii) In the event of the Participant's Retirement or if the Participant retires with the consent of the Company or any subsidiary thereof at an earlier age, the Options and/or right to credits or credits of Dividend Equivalents of the Participant shall expire three years thereafter unless by their terms they expire sooner. During said period, the Options may be exercised and credits of Dividend Equivalents made in accordance with their terms, but only to the extent allowable on the date of Retirement, subject to the accelerated vesting of such Options and/or rights to credits or credits of Dividend Equivalents on the date of Retirement.

          (iii) In the event of the Participant's death or Disability while employed by the Company, the Options and/or right to credits or credits of Dividend Equivalents of the Participant shall expire three years after the date of death or Disability of the Participant unless by their terms they expire sooner. In the event of the Participant's death or Disability within the eight months referred to in subparagraph (i) above, the Options and/or right to credits or credits of Dividend Equivalents shall expire one year after the date of death or Disability of the Participant unless by their terms they expire sooner. In the event of the Participant's death or Disability within the three-year period referred to in subparagraph (ii) above, the Options and/or right to credits or credits of Dividend Equivalents shall expire upon the later of three years after Retirement or one year after the date of death or Disability of the Participant unless by their terms they expire sooner.

     (i) The Committee may in its sole discretion determine, with respect to an Incentive Award, that any Participant who is on leave of absence for any reason shall be considered as still in the employ of the Company, provided that rights to such Incentive Award during a leave of absence shall be limited to the extent to which such right was earned or vested at the commencement of such leave of absence.

 8. TERMS AND CONDITIONS OF INCENTIVE STOCK AWARDS.

     (a) All shares of Incentive Stock Awards granted or sold pursuant to the Plan shall be subject to the following conditions:

          (i) The shares may not be sold, transferred or otherwise alienated or hypothecated until the restrictions are removed or expire.

          (ii) The Committee may require the Participant to enter into an agreement providing that the certificates representing Incentive Stock Awards granted or sold pursuant to the Plan shall remain in the physical custody of the Company until all restrictions are removed or expire.

          (iii) Each certificate representing Incentive Stock Awards granted pursuant to the Plan shall bear a legend making appropriate reference to the restrictions imposed.

          (iv) The Committee may impose other conditions on any shares granted or sold pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares or shares of the same class are then listed and under any blue sky or other securities laws applicable to such shares.

     (b) The restrictions imposed under subparagraph (a) above upon Incentive Stock Awards shall lapse in accordance with a schedule or other conditions as determined by the Committee; provided, however, in the event of the Participant's Retirement (or if the Participant retires with the consent of the Company or any subsidiary thereof at an earlier age), death or Disability while employed by the Company, all Incentive Stock Awards then outstanding under the Plan shall be fully vested and immediately exercisable and all restrictions shall immediately cease.

     (c) The Committee, in its discretion, may determine whether an Incentive Stock Award is to qualify as performance-based compensation as described in
Section 162(m)(4)(C) of the Code.

     (d) Subject to the provisions of subparagraph (a) above, the holder thereof shall have all rights of a stockholder with respect to the Incentive Stock Awards granted or sold, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

     (e) Except as set forth below, the purchase price (if any) for shares of Incentive Stock Awards shall be payable in full in cash; or by the assignment and delivery to the Company of shares of Common Stock owned by the holder of the Incentive Stock Awards; or by a promissory note secured by shares of Common Stock bearing interest at a rate equal to the minimum rate permitted by the Internal Revenue Service; or by a combination of any of the above. Any shares so assigned and delivered to the Company in payment or partial payment of the purchase price shall be valued at their Fair Market Value on the purchase date. The Committee may, in its discretion and upon the request of the holder, issue shares of the Incentive Stock Award directly to a brokerage firm or firms to be selected by the Committee, without payment of the purchase price by the holder but upon delivery of an irrevocable guarantee by such brokerage firm or firms of the payment of such purchase price. No payment by an assignment of shares, by a promissory note or by any combination thereof, or by the guarantee of a brokerage firm or firms as described above, shall be allowed unless such payments are allowed under applicable requirements of Federal and state tax, securities and other laws, rules and regulations and by any regulatory authority having jurisdiction.

 9. TERMS AND CONDITIONS OF INCENTIVE AWARDS TO DIRECTORS.

     (a) With respect to grants of Options to Directors:

          (i) Each Director who was serving in such capacity as of January 4, 2000 (a "Year 2000 Director") was granted on January 4, 2000 an Option to acquire 21,000 shares of Common Stock (the "Special Option").

          (ii) Prior to the termination of the Plan, for each of year 2000, 2001 and 2002, each Year 2000 Director who is serving in such capacity on the applicable Date of Grant shall be granted on such Date of Grant:

             (A) 400 shares of Incentive Stock Awards; and

             (B) If in the preceding calendar year the Total Return for the Company exceeds by three percentage points the NAREIT Total Return, an Option to acquire an additional 3,000 shares of Common Stock.

          (iii) Prior to the termination of the Plan, on each Date of Grant beginning in 2003 and thereafter, each Year 2000 Director who is serving in such capacity on each Date of Grant shall be granted on each Date of Grant beginning in 2003:

             (A) An Option to acquire 7,000 shares of Common Stock;

             (B) 400 shares of Incentive Stock Awards; and

             (C) If in the preceding calendar year the Total Return for the Company exceeds by three percentage points the NAREIT Total Return, an Option to acquire an additional 3,000 shares of Common Stock.

          (iv) Each Option will be evidenced by a written instrument including terms and conditions consistent with the Plan, as the Committee may determine. The purchase price of Common Stock under each Option will be the Fair Market Value of the Common Stock on the Date of Grant. Notwithstanding any other provision to the contrary contained in the Plan, each Option will expire not later than ten years from the Date of Grant.

          (v) The Special Option granted under the Plan shall be exercisable in the following cumulative installments: (A) the Special Option with respect to 7,000 shares of Common Stock shall be exercisable by any Year 2000 Director on the last Thursday of April, 2001 so long as such Year 2000 Director is a member of the Board on the last Thursday of April, 2000, (B) the Special Option with respect to 7,000 shares of Common Stock shall be exercisable by any Year 2000 Director on the last Thursday of April, 2002 so long as such Year 2000 Director is a member of the Board on the last Thursday of April, 2001, and (C) the Special Option with respect to 7,000 shares of Common Stock shall be exercisable by any Year 2000 Director on the last Thursday of April, 2003 so long as such Year 2000 Director is a member of the Board on the last Thursday of April, 2002. Each Option granted under the Plan, other than a Special Option, may not be exercised for a period of one year after the Date of Grant. After an Option, other than a Special Option, becomes exercisable, such Option may be exercised with respect to all shares of Common Stock covered thereby during its term as provided hereunder. Notwithstanding the foregoing, upon a Director's Permissible Termination, all Options then outstanding under the Plan shall be fully vested and immediately exercisable.

          (vi) Upon the exercise of an Option, the purchase price will be payable in full in cash; or by the assignment and delivery to the Company of shares of Common Stock owned by the holder of the Option (or issuable to the Director upon exercise of the Option); or by a promissory note secured by shares of Common Stock bearing interest at a rate equal to the minimum rate permitted by the Internal Revenue Service; or by a combination of any of the above. Any shares so assigned and delivered to the Company in payment or partial payment of the purchase price will be valued at their Fair Market Value on the exercise date. No payment by an assignment of shares or by a promissory note or by any combination thereof will be allowed unless such payments are allowed under applicable requirements of Federal and state tax, securities and other laws, rules and regulations and by any regulatory authority having jurisdiction.

          (vii) Subject to subparagraph (iv), each Option granted to a Director will expire at the time the Director ceases to be a Director, except as follows:

             (A) If the service of the Director is terminated by the Company other than for cause, for which the Company will be the sole judge, then the Option will expire eight months after the date of termination unless by the Option's terms it expires sooner.

             (B) In the event of the Director's Retirement or the Director retires with the consent of the Company at an earlier age, the Option will expire three years after the date of termination unless by the Option's terms it expires sooner.

             (C) In the event of the Director's death or Disability while serving in such capacity, the Option will expire three years after the date of death or Disability of the Director unless by the Option's terms it expires sooner. In the event of the Director's death or Disability within the eight months referred to in subparagraph (A) above, the Option will expire one year after the death or Disability of the Participant unless by the Option's terms it expires sooner. In the event of the Director's death or Disability within the three-year period referred to in subparagraph (B) above, the Option will expire upon the later of three years after Retirement or one year after the date of death or Disability of the Director unless by the Option's terms it expires sooner.

     (b) All shares of Incentive Stock Awards granted pursuant to the Plan to Directors will be subject to the following conditions:

          (i) Each grant of 400 shares of an Incentive Stock Award shall vest at a rate of 100 shares per year with the first 100 shares beginning one year after the Date of the Grant.

          (ii) The unvested portion of any Incentive Stock Award grant shall be forfeited to the Company upon termination of a director's membership on the Board unless such Director's termination is a Permissible Termination.

          (iii) All Incentive Stock Awards shall become vested immediately upon a Director's Permissible Termination.

          (iv) Incentive Stock Awards may not be sold, transferred or otherwise alienated or hypothecated until the restrictions are removed or expire.

          (v) Each certificate representing an Incentive Stock Award granted pursuant to the Plan will bear a legend making appropriate reference to the restrictions imposed.

          (vii) The Committee may impose other conditions on any shares granted or sold pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares or shares of the same class are then listed and under any blue sky or other securities laws applicable to such shares.

          (viii) Unless and until any shares of an Incentive Stock Award are forfeited to the Company as provided in subsection (b) above, the holder thereof will have all rights of a stockholder with respect to the Incentive Stock Award granted or sold, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

10. ADJUSTMENT PROVISIONS.

     (a) Subject to Sections 10(b), if the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Section 3, (ii) the number and kind of shares or other securities subject to the then outstanding Incentive Awards, and (iii) the price for each share or other unit of any other securities subject to then outstanding Incentive Awards without change in the aggregate purchase price or value as to which such Incentive Awards remain exercisable or subject to restrictions.

     (b) Despite the provisions of Section 10(a), upon a Change in Control (as defined below) all Incentive Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption or the substitution for such Incentive Awards of new incentive awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices. In addition, subject to the preceding sentence with respect to grants of Options which are outstanding on the date of a Change in Control, such Options, to the extent then exercisable (including Options which become exercisable by a Change in Control), shall not expire until the later of the date specified in the Participant's stock option agreement or the third anniversary after the date of the Participant's termination of employment or service with the Company; provided, however, that in no event shall such Options be exercisable more than ten (10) years from the date of grant.

     A Change in Control shall be deemed to occur if:

          (i) any Person (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange
     Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities ("Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following shall not constitute a Change of Control: (a) any acquisition directly from the Company, (b) any acquisition by the Company or any corporation controlled by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (d) any acquisition by a Person of 25% of the Outstanding Company Voting Securities as a result of an acquisition of common stock of the Company by the Company which, by reducing the number of shares of common stock of the Company outstanding, increases the proportionate number of shares beneficially owned by such Person to 25% or more of the Outstanding Company Voting Securities; provided, however, that if a Person shall become the beneficial owner of 25% or more of the Outstanding Company Voting Securities by reason of a share acquisition by the Company as described above and shall, after such share acquisition by the Company, become the beneficial owner of any additional shares of common stock of the Company, then such acquisition shall constitute a Change of Control or (e) any acquisition pursuant to a transaction which complies with subsection (iii) of this Section 9(b);

          (ii) during any period of two consecutive years (not including any period prior to the execution of this Plan), individuals who at the beginning of such period constitute the Board, and any new director

     (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 9(b)(i), (ii) or (iv)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (#) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (hereinafter referred to as "Continuing Directors"), cease for any reason to constitute at least a majority thereof;

          (iii) the consummation by the company of a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 25% of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control; or

          (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     (c) Adjustments under Section 10(a) and 10(b) shall be made by the Committee, whose determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

     (d) In the event of a pending or threatened takeover bid or tender offer and pursuant to which 10% or more of the outstanding securities of the company is acquired, whether or not deemed a tender offer under applicable state or Federal laws, or in the event that any person makes any filing under sections 13(d) or 14(d) of the Securities Exchange Act of 1934 with respect to the Company, the Committee may in its sole discretion, without obtaining stockholder approval, at the time of any one or more of the following actions to the extent permitted in Section 14 with respect to all Eligible Persons and Participants:

          (i) Accelerate the exercise dates of any outstanding Option, make all outstanding Options or Cash Based Awards fully vested and exercisable, accelerate the crediting of Dividend Equivalents or make all credits in a Participant's account immediately payable;

          (ii) Determine that all or any portion of conditions associated with an Incentive Stock Award have been met;

          (iii) Pay cash to any or all Option or Dividend Equivalent holders in exchange for the cancellation of their outstanding nonstatutory Options or Dividend Equivalents; or

          (iv) Make any other adjustments or amendments to the Plan and outstanding Incentive Awards and substitute new Incentive Awards.

11. TAX WITHHOLDING.

     The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by Federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Incentive Award. The Committee may in its discretion and in satisfaction of the foregoing requirement allow such Participant to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Incentive Award (or which may be repurchased from the Participant of such Incentive Award within six months after such shares of Common Stock were acquired by the Participant from the Company) in order to satisfy the Participant's Federal and state income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Incentive Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for Federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.

12. GENERAL PROVISIONS.

     (a) Nothing in the Plan or in any instrument executed pursuant to the Plan shall confer upon any Participant any right to continue in the employ of the Company or any of its subsidiaries or affect the right of the Company to terminate the employment of any Participant at any time with or without cause.

     (b) No shares of Common Stock shall be issued or transferred pursuant to an Incentive Award unless and until all then applicable requirements imposed by Federal and state securities and their laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, having been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Incentive Award, the Company may require the Participant to take any reasonable action to meet such requirements.

     (c) No Participant and no beneficiary or other person claiming under or through such Participant shall have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Incentive Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

     (d) The Company may make such provisions as they deem appropriate to withhold any taxes the Company determines it is required to withhold in connection with any Incentive Award.

     (e) The Company may make a loan to a Participant in connection with (i) the exercise of an Option in an amount not to exceed the aggregate exercise price of the Option being exercised and the grossed up amount of any Federal and state taxes payable in connection with such exercise for the purpose of assisting such optionee to exercise such Option and (ii) the vesting of an Incentive Stock Award in an amount equal to the grossed up amount of any Federal and state taxes payable as a result of such vesting. Any such loan may be secured by shares of Common Stock or other collateral deemed adequate by the Committee and shall comply in all respects with all applicable laws and regulations. The Committee may adopt policies regarding eligibility for such loans, the maximum amounts thereof and any terms and conditions not specified in the Plan upon which such loans shall be made. In no event shall the interest rate be less than the minimum rate established by the Internal Revenue Service for the purpose of the purchase and sale of property.

     (f) The forms of Options and/or the right to credits or credits for Dividend Equivalents granted under the Plan may contain such other provisions as the Committee may deem advisable. Without limiting the foregoing and if so authorized by the Committee, the Company may, with the consent of the Participant, and at any time or from time to time, cancel the right to credits or credits for Dividend Equivalents or all or a portion of any Option granted under the Plan then subject to exercise and discharge its obligation in respect of the Option and/or the right to credits or credits for Dividend Equivalents either by payment to the Participant of an amount of cash equal to the excess, if any, of the Fair Market Value, at such time, of the shares subject to the portion of the Option and/or the right to credits or credits for Dividend Equivalents so cancelled over the aggregate purchase price specified in the Option and/or the right to credits or credits for Dividend Equivalents covering such shares, or by issuance or transfer to the Participant of shares of Common Stock with a Fair Market Value, at such time, equal to any such excess, or by a combination of cash and shares. Upon any such payment of cash or issuance of shares, (i) there shall be charged against the aggregate limitations set forth in Section 3(a) a number of shares equal to the number of shares so issued plus the number of shares purchasable with the amount of any cash paid to the Participant on the basis of the Fair Market Value as of the date of payment, and (ii) the number of shares subject to the portion of the Option so cancelled, less the number of shares so charged against such limitations, shall thereafter be available for other grants.

     (h) No Incentive Award shall be granted which would violate the Company's articles of incorporation or which would cause the Company to not qualify as a real estate investment trust.

     (i) No Participant may make an election under Section 83(b) of the Code regarding any Incentive Award without the prior consent of the Committee in its sole discretion.

     (j) No Incentive Award and no right under the Plan, contingent or otherwise, shall be assignable or transferable or subject to any encumbrance, pledge or charge of any nature, subject to the provisions of Section 7(d), except that, under such rules and regulations as the Company may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Incentive Award in the event of death of a Participant. If such beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Incentive Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Incentive Award.

     (k) Notwithstanding any other provision of the Plan, the Plan, and any Incentive Award granted or awarded to any individual who is then subject to
Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Incentive Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

13. APPROVAL OF PLAN BY STOCKHOLDERS.

     The Plan shall be submitted for the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of the Plan. Incentive Awards may be granted or awarded prior to such stockholder approval, provided that such Incentive Awards shall not be exercisable nor shall such Incentive Awards vest prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void. In addition, if the Board determines that Incentive Awards other than Options which may be granted to Section 162(m) Participants should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company's stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company's stockholders previously approved the Performance Criteria.

14. EFFECT OF PLAN UPON OPTIONS AND COMPENSATION PLANS.

     The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any subsidiary. Nothing in the Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any subsidiary or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

15. AMENDMENT AND TERMINATION.

     (a) The Committee shall have the power, in its discretion, to amend, suspend or terminate the Plan at any time. No such amendment shall, without approval of the stockholders of the Company, except as provided in Section 10 of the Plan, increase the number of shares of Common Stock subject to the Plan or make any other change to the Plan that would require stockholder approval as a matter of applicable law, stock exchange regulation or exemptive condition. In addition, subject to Section 10(a), no amendment to the Plan shall permit repricing of any outstanding Incentive Awards.

     (b) The Committee may, with the consent of a Participant, make such modifications in the terms and conditions of an Incentive Award agreement as it deems advisable including accelerating the vesting and exercise dates of any outstanding Options and making grants of Common Stock equal to all outstanding credits of Dividend Equivalents; provided, however, no modifications of an Incentive Award agreement shall permit repricing of any outstanding Incentive Awards.

     (c) No amendment, suspension or termination of the Plan shall, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation under any Incentive Award previously granted under the Plan.

16. EFFECTIVE DATE OF PLAN AND DURATION OF PLAN.

     This 2000 Stock Incentive Plan shall become effective upon adoption by the Board and the holders of a majority of the outstanding shares at a meeting of the stockholders of the Company. Unless previously terminated, the Plan shall terminate on April 28, 2008. If not approved, this 2000 Incentive Plan shall not take effect and the Second Amended and Restated Directors Stock Incentive Plan shall remain in full force and effect.

                      HEALTH CARE PROPERTY INVESTORS, INC.
                                     PROXY
                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 9, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, as a holder of Common Stock of Health Care Property Investors, Inc. (the "Company"), hereby appoints Kenneth B. Roath and Paul V. Colony as Proxies, with the full power of substitution, to represent and to vote as designated on this card all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 9, 2000 at 9:30 A.M., or any adjournment or postponement thereof.

    Unless otherwise marked, this Proxy will be voted FOR the election of the Board of Directors' nominees to the Board of Directors, FOR the approval of the 2000 Stock Incentive Plan and FOR the ratification of Arthur Andersen LLP as independent auditors. If any other business is presented at the Annual Meeting of Stockholders, the Proxy will be voted in accordance with the discretion of the Proxies named above.

    The Board of Directors recommends a vote "FOR" the nominees listed below and "FOR" Proposals 2, 3 and 4.

(IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE)

1. ELECTION OF DIRECTORS: Robert R. Fanning, Jr., Michael D. McKee and Harold M. Messmer, Jr.

[ ]  FOR all nominees listed above         [ ]  WITHHOLD AUTHORITY to             [ ]  *EXCEPTIONS
  (except as marked to the contrary          vote for all nominees listed
  hereon)                                    above

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name on the line provided below.)

Exceptions: ________________________________________

2. Approval of the Company's 2000 Stock Incentive Plan.

     [ ] FOR                    [ ] AGAINST                    [ ] ABSTAIN

3. Ratification of Arthur Andersen LLP as independent auditors for the year ending December 31, 2000.

     [ ] FOR                    [ ] AGAINST                    [ ] ABSTAIN

4. In their discretion, upon any other matter that may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

     [ ] FOR                    [ ] AGAINST                    [ ] ABSTAIN

                                                        Please mark, date and
                                                        sign as your name
                                                        appears above. If acting
                                                        as executor,
                                                        administrator, trustee,
                                                        guardian, etc., you
                                                        should so indicate when
                                                        signing. If the signer
                                                        is a corporation, please
                                                        sign the full corporate
                                                        name, by a duly
                                                        authorized officer and
                                                        indicate the title of
                                                        such officer. If shares
                                                        are held jointly, each
                                                        stockholder named should
                                                        sign. If you receive
                                                        more than one proxy
                                                        card, please date and
                                                        sign each card and
                                                        return all proxy cards
                                                        in the enclosed
                                                        envelope.

                                                        Dated: , 2000

                                                        ------------------------
                                                        Signature

                                                        ------------------------
                                                        Signature

PLEASE DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.